Execution Version

PURCHASE AND SALE AGREEMENT

by and between

TERRACES CP, LLC,
a Delaware limited liability company

and

PACIFIC OFFICE PROPERTIES TRUST, INC.,
a Maryland corporation

Prudential Property Number:  41620
Property Name:  Terraces at Copley Point
Location:  San Diego, California

Effective Date:  June 28, 2010

TABLE OF CONTENTS

		Page
ARTICLE 1 - CERTAIN DEFINITIONS		1
ARTICLE 2 - SALE OF PROPERTY		10
ARTICLE 3 - PURCHASE PRICE		10
3.1	Earnest Money Deposit	10
3.2	Buyer’s Extension	10
3.3	Cash at Closing	11
ARTICLE 4 - TITLE MATTERS		11
4.1	Title to Real Property	11
4.2	Title Defects	11
4.3	Title Insurance	13
ARTICLE 5 - BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY		13
5.1	Buyer’s Due Diligence	13
5.2	As-Is Sale	14
5.3	Termination of Agreement During Due Diligence Period	15
5.4	Natural Hazard Disclosures	15
5.5	Buyer’s Certificate	16
ARTICLE 6 - ADJUSTMENTS AND PRORATIONS		16
6.1	Lease Rentals and Other Revenues	16
6.2	Reimbursable Lease Expenses	17
6.3	Real Estate and Personal Property Taxes	17
6.4	Other Property Operating Expenses	18
6.5	Closing Costs	19
6.6	Cash Security Deposits	19
6.7	Apportionment Credit	19
6.8	Delayed Adjustment; Deliver of Operating and Other Financial Statements	19
ARTICLE 7 - CLOSING		52
7.1	Closing Date	20
7.2	Title Transfer and Payment of Purchase Price	20
7.3	Seller’s Closing Deliveries	20
7.4	Buyer’s Closing Deliveries	22
ARTICLE 8 - CONDITIONS TO CLOSING		23
8.1	Conditions to Seller’s Obligations	23
8.2	Conditions to Buyer’s Obligations	24
8.3	Waiver of Failure of Conditions Precedent	25
8.4	Approvals not a Condition to Buyer’s Performance	25
ARTICLE 9 - REPRESENTATIONS AND WARRANTIES		26
9.1	Buyer’s Representations	26

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9.2	Seller’s Representations	27
9.3	General Provisions	29
ARTICLE 10 - COVENANTS		32
10.1	Buyer’s Covenants	32
10.2	Seller’s Covenants	33
10.3	Mutual Covenants	34
ARTICLE 11 - DEFAULT		36
11.1	To Seller’s Obligations	36
11.2	To Buyer’s Obligations	37
ARTICLE 12 - CONDEMNATION/CASUALTY		37
12.1	Right to Terminate	37
12.2	Allocation of Proceeds and Awards	38
12.3	Insurance	38
12.4	Waiver	38
ARTICLE 13 - ESCROW PROVISIONS		38
ARTICLE 14 - LEASING MATTERS		40
14.1	New Leases; Lease Modifications	40
14.2	Lease Enforcement	40
14.3	Lease Expenses	41
ARTICLE 15 - MISCELLANEOUS		41
15.1	Buyer’s Assignment	41
15.2	Designation Agreement	43
15.3	Survival / Merger	43
15.4	Integration; Waiver	44
15.5	Governing Law	44
15.6	Captions Not Binding; Exhibits	44
15.7	Binding Effect	44
15.8	Severability	44
15.9	Notices	44
15.10	Counterparts	46
15.11	No Recordation	46
15.12	Additional Agreements; Further Assurances	46
15.13	Construction	46
15.14	Intentionally Omitted	46
15.15	Maximum Aggregate Liability	47
15.16	Time of Essence	47
15.17	Jurisdiction	47
15.18	Resolution of Disputes	47
15.19	Facsimile Signatures	48
15.20	Attorneys’ Fees; Referee and Reference Proceeding Fees and Charges	49

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EXHIBITS

Exhibit A	Legal Description
Exhibit B	List of Contracts
Exhibit C	Form of As-Is Certificate and Agreement
Exhibit D	Form of Deed
Exhibit E	Form of Bill of Sale
Exhibit F	Form of Assignment of Leases
Exhibit G	Form of Assignment of Intangible Property
Exhibit H	Form of Notice to Tenants
Exhibit I	Form of FIRPTA Affidavit
Exhibit J-1	Form of Managing Member’s Authority Certificate
Exhibit J-2	Form of Seller’s Authority Certificate
Exhibit K-1	Form of Title Affidavit
Exhibit K-2	Form of Gap Indemnity
Exhibit L	Form of Tenant Estoppel Certificate
Exhibit M	Notices of Litigation, Contract Defaults and Governmental Violations
Exhibit N	List of Tenants
Exhibit O	Buyer’s Form of SNDA
Exhibit P	Property Documents
Exhibit Q	8-k Requirements
Exhibit R	Audit Letter

iii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of June 28, 2010, by and between TERRACES CP, LLC, a Delaware limited liability company (“Seller”), and PACIFIC OFFICE PROPERTIES TRUST, INC., a Maryland corporation (“Buyer”).

W I T N E S S E T H:

In consideration of the sum of Five Hundred and 00/100 Dollars ($500.00) and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto do hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Act” is defined in Section 5.4.

“Agreement” is defined in the Introductory Paragraph.

“business day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any holiday in the State in which the Property is located.  If any period expires on a day which is not a business day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.

“Bill of Sale” is defined in Subsection 7.3(b).

“Buyer” is defined in the Introductory Paragraph.

“Buyer’s Due Diligence Costs” shall mean the costs and expenses incurred by Buyer with third parties at arm’s length in conducting Due Diligence and securing capital and/or financing for the acquisition of the Property, including, but not limited to, the Buyer’s Reports, not to exceed a total of $75,000.

“Buyer’s Reports” shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by any Buyer’s Representatives in connection with Buyer’s Due Diligence.

“Buyer’s Representatives” shall mean Buyer and any of the officers, directors, employees, agents, representatives and attorneys of Buyer.

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean the date which is thirty (30) days following the expiration of the Due Diligence Period, as the same may be extended pursuant to the express terms of this Agreement.

“Closing Documents” shall mean all documents and instruments executed and delivered by Buyer or Seller pursuant to the terms of this Agreement or otherwise in connection with the Transaction or this Agreement, including, without limitation, the documents and instruments required pursuant to the terms of Article 7.

“Closing Tax Year” shall mean the Tax Year in which the Closing Date occurs.

“Commencement Date” shall mean the date hereof.

“Confidential Materials” shall mean any books, computer software, records or files (whether in a printed or electronic format) that consist of or contain any of the following:  appraisals; budgets (other than the budget for the calendar year in which the Closing occurs); strategic plans for the Real Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller which such party deems proprietary or confidential.

“Contracts” shall mean all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements) that are described in Exhibit B attached hereto and incorporated herein by this reference, together with any additional contracts, subcontracts and agreements entered into in accordance with the terms of Subsection 10.2.1 hereof and as the same may be modified or terminated in accordance with the terms of Subsection 10.2.1.

“Deed” is defined in Subsection 7.3(a).

“deemed to know” (or words of similar import) shall have the following meaning:

(a)	Buyer shall be “deemed to know” of the existence of a fact or circumstance to the extent that:

(i)	any Buyer’s Representative knows of such fact or circumstance, or

(ii)
such fact or circumstance is disclosed by this Agreement, the Closing Documents executed by Seller, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to any Buyer’s Representatives, or any Buyer’s Reports.

(b)	Buyer shall be “deemed to know” that any Seller’s Warranty is untrue, inaccurate or incorrect to the extent that:

(i)	any Buyer’s Representative has knowledge of information which would make such Seller’s Warranty untrue, inaccurate or incorrect, or

(ii)
this Agreement, the Closing Documents executed by Seller, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to any Buyer’s Representatives, or any Buyer’s Reports contains information which would make such Seller’s Warranty untrue, inaccurate or incorrect.

“Deposit” shall mean collectively, (a) the First Deposit, (b) the Second Deposit, to the extent the Second Deposit is deposited by Buyer in accordance with the terms of Section 3.1 hereof, and (c) the Extension Deposit, to the extent the Extension Deposit is deposited by Buyer in accordance with the terms of Section 3.2 hereof.

“Designated Representatives” shall mean Collete English Dixon and Jameel Nabulsi whom Seller represents are the Seller employees or agents who are or were directly engaged in the sale and asset management of the Property.

“Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that any of the Seller Parties deliver or make available to any Buyer’s Representatives prior to Closing or which are otherwise obtained by any Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.

“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

“Due Diligence Period” shall mean the period commencing prior to the execution of this Agreement and expiring at 5:00 p.m. Eastern Time on the date which is thirty (30) days after the Commencement Date.

“Escrow Holder” shall mean First American Title Insurance Company, whose mailing address is 4380 La Jolla Village Drive, Ste. 200, San Diego, CA 92122, Attention:  Lynn Graham, in its capacity as escrow agent.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Extension Deposit” shall mean the sum of Five Hundred Thousand Dollars ($500,000), together with any interest earned thereon.

“First Deposit” shall mean the sum of One Million Dollars ($1,000,000), together with any interest earned thereon.

“First Extension Period” shall mean the period commencing upon the Original Closing Date and expiring on such date as Buyer elects, not to exceed forty-five (45) days after the Original Closing Date.

“Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

“Intangible Property” shall mean, collectively, Seller’s interest in and to all of the following, if and only to the extent the same may be assigned or quitclaimed by Seller without any expense to Seller:

(a)	the Contracts; and

(b)	to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property; and

(c)	any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date; and

(d)
the rights of Seller (if any) to the name “Terraces at Copley Point” (it being acknowledged by Buyer that Seller does not have exclusive rights (and in fact may have no rights) to use such name and that Seller has not registered the same in any manner).

“Laws” shall mean all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations.

“Leases” shall mean all leases for tenants of the Real Property on the Closing Date (including, without limitation, all New Leases).

“Liabilities” shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Major Casualty/Condemnation” shall mean:

(a)
any condemnation or eminent domain proceedings that occurs after the Commencement Date, if and only if the portion of the Property that is the subject of such proceedings has a value in excess of One Million Dollars ($1,000,000), as reasonably determined by Seller and reasonably agreed upon by Buyer; and

(b)
any casualty that occurs after the Commencement Date, if and only if either (i) the casualty is an uninsured casualty exceeding One Million Dollars ($1,000,000) to repair and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration, or (ii) the portion of the Property that is damaged or destroyed has a cost of repair that is in excess of One Million Dollars ($1,000,000), as reasonably determined by Seller and reasonably agreed upon by Buyer; and

(c)
any condemnation or casualty the repair or restoration of which to substantially the same condition existing prior to such casualty or condemnation is reasonably estimated by Buyer to take more than one hundred twenty (120) days from the date of the occurrence of such casualty or condemnation.

“Natural Hazard Area” is defined in Section 5.4.

“New Leases” shall mean, collectively, any lease for space at the Property entered into between the Commencement Date and the Closing Date.

“Original Closing Date” shall mean the date which is thirty (30) days following the expiration of the Due Diligence Period without allowance for any extensions pursuant to the express terms of this Agreement.

“Owner’s Title Policy” shall mean a CLTA standard coverage owner’s title insurance policy, in the amount of the Purchase Price, unless Buyer elects to receive an ALTA owner’s title policy in which event Buyer shall pay all additional costs of same including the cost of an ALTA survey of the Real Property, provided however, that the Closing shall not be extended or conditioned upon the issuance of such ALTA coverage.

“Other Property Rights” shall mean, collectively, Seller’s interest in and to all of the following, if and to the extent the same are assignable by Seller without any expense to Seller:  (a) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property, (b) those guaranties and warranties in effect with respect to any portion of the Property as of the Closing Date; and (c) all rights of Seller (if any) to the name “Terraces at Copley Point” (it being acknowledged by Buyer that Seller does not have exclusive rights to use such name and that Seller has not registered the same in any manner).

“Permitted Exceptions” shall mean and include all of the following:  (a) applicable zoning and building ordinances and land use regulations, (b) any deed, easement, restriction, covenant or other matter affecting title to the Property caused or created by Seller in accordance with the terms of Subsection 4.2.2, (c) such state of facts as would be disclosed by a physical inspection of the Property, (d) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is levied or assessed with respect to the Property after the Commencement Date and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer), (e) any exceptions caused by any Buyer’s Representative, (f) such other exceptions as may be Removed from the Owner’s Title Policy without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, (g) the rights of the tenants under the Leases, (h) any matters about which Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period, and (i) any matters deemed to constitute additional Permitted Exceptions under Subsection 4.2.1 hereof.  Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, any or all of the Permitted Exceptions may be omitted by Seller in the Deed (as defined in Subsection 7.3(a)) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller that may be contained in the Deed (which provisions shall survive the Closing and not be merged therein).

“Personal Property” shall mean, collectively, (a) all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, and (b) all books, records and files of Seller relating to the Real Property or the Leases, but specifically excluding from the items described in both clauses (a) and (b), any Confidential Materials and any computer software that is licensed to Seller.

“Post-Closing Adjustment Period” is defined in Section 6.8.

“Pre-Commencement Date Lease” shall mean the lease for space at the Property to the Required Tenant that was in effect as of the Commencement Date.

“Proceedings” is defined in Section 15.17.

“Property” shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) Seller’s interest as landlord in all Leases; (d) the Intangible Property, (e) to the extent assignable by Seller without any expense to Seller, the Contracts, and (f) the Other Property Rights.

“Property Documents” shall mean, collectively, (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or otherwise create any portion of the Property, including, but not limited to, the items set forth on Exhibit P attached hereto and incorporated herein by this reference, to the extent in the possession or control of Seller.

“Purchase Price” shall mean the sum of Sixty Eight Million Eight Hundred Twenty Five Thousand Dollars ($68,825,000).

“Real Property” shall mean that certain parcel of real estate located in San Diego, California and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Seller as of the Closing Date and all right, title and interest, if any, that Seller may have in and to all rights, privileges and appurtenances pertaining thereto including all of Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto; provided, however, that in the event of any condemnation or casualty that occurs after the Commencement Date, the term “Real Property” shall not include any of the foregoing that is destroyed or taken as a result of any such condemnation proceeding.

“Reimbursable Lease Expenses” shall mean, collectively, any and all costs, expenses and fees paid or incurred by Seller to third parties at arm’s length prior to Closing arising out of or in connection with (a) any extensions, renewals or expansions under any Lease exercised or granted between the Commencement Date and the Closing Date, and (b) any New Lease.  Reimbursable Lease Expenses shall include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant’s requirements with regard to such leasing transaction, (iii) legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, not to exceed $3,000, (iv) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (A) with respect to any extension or renewal, the term of such extension or renewal, (B) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (C) with respect to any New Lease, the entire initial term of any such New Lease, and (v) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the tenant’s prior landlord under another lease.

“Release” is defined in Subsection 10.3.1.

“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Owner’s Title Policy for the benefit of Buyer, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity by Seller of the Title Company or otherwise.

“Rents” shall mean all base rents, additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Leases.

“Report” is defined in Section 5.4.

“Reporting Person” is defined in Section 15.2(a).

“Reporting Requirements” is defined in Section 15.2.

“Required Exceptions” shall mean, collectively, the following:

(a)	any Title Objections to the extent (and only to the extent) that the same (i) have not been caused by any Buyer’s Representatives, and (ii) constitute any of the following:

(A)
liens evidencing monetary encumbrances (other than liens for non-delinquent general real estate taxes) (“Monetary Liens”) that are created as a result of the intentional acts or omissions of Seller or its agents and affiliates, including, without limitation, the documents evidencing or securing that certain mortgage indebtedness owed to JPMorgan Chase Bank, N.A.; or

(B)	liens or encumbrances (other than Monetary Liens) created by Seller or its agents and affiliates after the Commencement Date in violation of Subsection 4.2.2.

(b)	any exception to title that Seller has specifically agreed in writing to Remove pursuant to the terms of Section 4.2.1(b).

“Required Tenant” shall mean Cricket Communications, Inc., a Delaware corporation, the sole tenant of the Property as of the Commencement Date.

“Second Deposit” shall mean the sum of One Million Dollars ($1,000,000), together with any interest earned thereon.

“Second Extension Period” shall mean the period commencing upon the expiration of the First Extension Period and expiring on December 1, 2010.

“Seller” is defined in the Introductory Paragraph.

“Seller-Allocated Amounts” shall mean, collectively:

(a)
with respect to any condemnation or eminent domain proceedings with respect to any portion of the Property that occurs after the Commencement Date, (i) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with obtaining payment of any award or proceeds in connection with any such condemnation or eminent domain proceedings, and (ii) any portion of any such award or proceeds that is allocable to loss of use of the Property prior to Closing; and

(b)
with respect to any casualty to any portion of the Property that occurs after the Commencement Date, (i) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with the negotiation and/or settlement of any casualty claim with an insurer with respect to the Property, (ii) the proceeds of any rental loss, business interruption or similar insurance that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in stabilizing the Property following a casualty.

“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s property manager; (e) any direct or indirect equity owner of any beneficial interest in Seller; (f) any partner, officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Broker” shall mean Eastdil Secured.

“Seller’s knowledge” or words of similar import shall refer only to the actual (and not constructive) knowledge of the Designated Representatives and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon the Designated Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Representatives.  There shall be no personal liability on the part of the Designated Representatives arising out of any of the Seller’s Warranties.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2 and the Closing Documents executed by Seller, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.

“Special Endorsement” shall mean an endorsement to the Owner’s Title Policy deleting the standard exclusion from coverage for matters assumed or agreed to by the insured.

“Survey” shall mean the ALTA/ACSM Land Title Survey of the Property last revised June 9, 2010, prepared by Fuscoe Engineering identified as Job. No. 2696-001-01.

“Tax Year” shall mean the year period commencing on July 1 of each calendar year and ending on June 30 of the next calendar year, being the real estate tax year for the county in which the Property is located.

“Title Commitment” shall mean a commitment to issue an owner’s policy of title insurance with respect to the Property issued by the Title Company, identified as File No. NCS-441326-SD with an effective date of May 17, 2010.

“Title Company” shall mean First American Title Insurance Company.

“Title Documents” shall mean all documents referred to on Schedule B of the Title Commitment as exceptions to coverage.

“Title Objections” shall mean any exceptions to title to which Buyer is entitled and timely objects in accordance with the terms of Subsection 4.2.1(a).

“Transaction” shall mean the transaction contemplated by this Agreement.

ARTICLE 2

SALE OF PROPERTY

Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions set forth in this Agreement and the Closing Documents, all of Seller’s right, title and interest in and to the Property.

ARTICLE 3

PURCHASE PRICE

In consideration of the sale of the Property to Buyer, Buyer shall pay to Seller an amount equal to the Purchase Price, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement.  The Purchase Price shall be paid as follows:

3.1   Earnest Money Deposit

3.1.1   Payment of Deposit.  Within two (2) business days of the full and final execution of this Agreement and as a condition precedent to the effectiveness of this Agreement, Buyer shall pay the First  Deposit to Escrow Holder.  In addition, no later than the expiration of the Due Diligence Period (provided that this Agreement is not sooner terminated in accordance with the terms hereof), and as a condition to the continued effectiveness of this Agreement, Buyer shall pay the Second Deposit to Escrow Holder.

3.1.2   Applicable Terms; Failure to Make Deposit.  The Deposit shall be paid to Escrow Holder in immediately available funds.  Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Holder in accordance with the provisions of Article 13.  Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Deposit as provided herein, Buyer shall be deemed to have elected to terminate this Agreement and the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

3.1.3   Independent Consideration.  Seller acknowledges receipt from Buyer as of the date hereof of $1,000 as independent consideration for Seller’s execution of this Agreement and for the granting of the Due Diligence Period to Buyer as herein provided.  Such consideration shall be non-refundable to Buyer under all circumstances.

3.2   Buyer’s Extension.  Buyer may elect to extend the Original Closing Date through the expiration of (a) the First Extension Period upon (i) delivery of notice of its election to so extend the Original Closing Date to Seller and Escrow Holder and (ii) payment of the Extension Deposit to Escrow Holder, not later than five (5) business days prior to the Original Closing Date and (b) the Second Extension Period upon delivery of notice of its election to so extend the Closing Date to Seller and Escrow Holder; provided that Buyer is not in default of any of its obligations hereunder either at the time Buyer delivers notice pursuant to clause (a)(i) or (b) or at the commencement of the First Extension Period or the Second Extension Period, as applicable.

3.3   Cash at Closing.  On the Closing Date, Buyer shall (a) pay to Seller an amount equal to the balance of the Purchase Price in immediately available funds by wire transfer as more particularly set forth in Section 7.2, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement, and (b) cause the Escrow Holder to simultaneously pay the Deposit to Seller in immediately available funds by wire transfer as more particularly set forth in Section 7.2.

ARTICLE 4

TITLE MATTERS

4.1   Title to Real Property.  Seller shall use commercially reasonable efforts to obtain the Title Commitment, copies of all of the Title Documents, and the Survey as soon as reasonably practicable after the Commencement Date.  Seller shall notify Buyer when it receives any of the aforementioned documents and shall promptly furnish Buyer copies of the same.

4.2   Title Defects

4.2.1   Buyer’s Objections to Title; Seller’s Obligations and Rights.

(a)
Prior to the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment, the Survey, and any supplemental title reports or updates to the Title Commitment (whether or not such matters constitute Permitted Exceptions).  In addition, after the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters which are not Permitted Exceptions that may first appear on any supplemental title reports or updates to the Title Commitment or Survey issued after the expiration of the Due Diligence Period so long as such objection is made by Buyer within five (5) business days after Buyer becomes aware of the same (but, in any event, prior to the Closing Date).  Unless Buyer timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.

(b)
To the extent that any Title Objections do not constitute Required Exceptions, Seller may elect (but shall not be obligated) to Remove or cause to be Removed any such Title Objections and Seller shall notify Buyer in writing within five (5) business days after receipt of Buyer’s notice of Title Objections (but, in any event, prior to the Closing Date) whether Seller elects to Remove the same.  Failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove such Title Objections.  Any Title Objection that Seller elects in writing to Remove shall be deemed a Required Exception.  If Seller elects not to Remove one or more Title Objections, then, within five (5) business days after Seller’s election (but, in any event, prior to the Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Title Objections and proceed to Closing.  Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such Title Objections and proceed to Closing.  Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(c)
If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove or cause to be Removed any Required Exceptions.  Seller may use any portion of the Purchase Price to satisfy any Required Exceptions that exist as of the Closing Date, provided Seller shall cause the Title Company to Remove the same.  If Seller is unable to Remove any Required Exceptions prior to the Closing, Buyer may at Closing elect to either (a) terminate this Agreement, in which event the Deposit shall be paid to Buyer and Seller shall pay to Buyer the amount of Buyer’s Due Diligence Costs within ten (10) days of Seller’s receipt from Buyer of an itemized statement for same, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) accept such exceptions to title and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(d)
Seller shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of the Removal of any exceptions to title, provided that Seller provides Buyer and Escrow Holder with written notice of the need for such an extension at least two (2) business days prior to the scheduled Closing Date.

4.2.2   No New Exceptions.  From and after the Commencement Date, Seller shall not execute any deed, easement, restriction, covenant or other matter affecting title to the Property unless Buyer has received a copy thereof and has approved the same in writing.  If Buyer fails to object in writing to any such proposed instrument within five (5) business days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed instrument.  Buyer’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any such instrument that is proposed prior to the expiration of the Due Diligence Period and does not create a monetary lien or encumbrance.  Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such instrument that is proposed between the expiration of the Due Diligence Period and the Closing.

4.3   Title Insurance.  At Closing, the Title Company shall issue the Owner’s Title Policy to Buyer including the Special Endorsement, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions.  Buyer shall be entitled to request that the Title Company provide such additional endorsements (or amendments) to the Owner’s Title Policy as Buyer may reasonably require, provided that (a) such additional endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such additional endorsements and, if Buyer is unable to obtain such additional endorsements, Buyer shall nevertheless be obligated to proceed to close the Transaction without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request for such additional endorsements.

ARTICLE 5

BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1   Buyer’s Due Diligence

5.1.1   Access to Documents and the Property.  Within three (3) days of the Commencement Date, Seller will make or cause to be made available to Buyer for copying, at Buyer’s sole cost and expense, the Property Documents and on-site property files of Seller and Seller’s property manager (other than Confidential Materials).  In addition, commencing prior to the Commencement Date and continuing to the Closing Date, Seller has and will continue to allow Buyer’s Representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the operation of the Property or the rights of tenants; (b) Buyer shall coordinate with Seller and Seller’s property manager prior to and during each visit to the Property by any Buyer’s Representatives and representatives of Seller shall accompany Buyer’s Representatives during each such visit; (c) Buyer’s Representatives shall not contact any tenant without Seller’s prior written consent; and (d) Seller or its designated representative shall have the right to pre-approve and be present during any physical testing of the Property.  Buyer shall deliver promptly to Seller copies of all Buyer’s Reports without any representations or warranties, express or implied, as to their accuracy or completeness.  Buyer shall immediately return the Property to the condition existing prior to any tests and inspections.  Prior to such time as any Buyer’s Representatives enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer’s Representatives with liability insurance limits of not less than $2,000,000 combined single limit for personal injury and property damage and name Seller and Seller’s property manager as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

5.1.2   Limit on Government Contacts.  Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called “Phase I” environmental report with respect to the Property and a PZR or similar zoning report, Buyer’s Representatives shall not contact any governmental official or representative regarding the Property without Seller’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.  In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least two (2) business days prior written notice of the intended contact and to have a representative present when any Buyer’s Representatives has any such contact with any governmental official or representative.

5.1.3   Other Due Diligence Obligations of Buyer.  All inspections by Buyer’s Representatives shall be at Buyer’s sole expense and shall be in accordance with applicable Laws, including without limitation, Laws relating to worker safety and the proper disposal of discarded materials.  Buyer shall cause each of Buyer’s Representatives to be aware of the terms of this Agreement as it relates to the conduct of Buyer’s Due Diligence and the obligations of such parties hereunder.

5.1.4   Waiver and Release.  Buyer, for itself and all of the other Buyer’s Representatives, hereby waives and releases Seller and each of the Seller Parties from all claims resulting directly or indirectly from access to, entrance upon, or inspection of the Property by Buyer’s Representatives.

5.2   As-Is Sale.  Buyer acknowledges and agrees, except as expressly set forth herein, as follows:

(a)	During the Due Diligence Period, Buyer has conducted, and shall continue to conduct, or has waived its right to conduct, such Due Diligence as Buyer has deemed or shall deem necessary or appropriate.

(b)	The Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price.

(c)
Except for Seller’s Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

(d)	Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.

In addition, Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities shall be given in exchange for a full accord and satisfaction and discharge of all such Liabilities.

WITH RESPECT TO THE RELEASES AND WAIVERS SET FORTH IN THIS SECTION 5.2, EXCEPT FOR SELLER’S WARRANTIES, BUYER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BUYER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS.  BY ITS INITIALS BELOW, BUYER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS SECTION 5.2.

BUYER’S INITIALS:  __________

5.3   Termination of Agreement During Due Diligence Period.  If Buyer, in its sole and absolute discretion, is not satisfied with the results of its Due Diligence during the Due Diligence Period, Buyer may terminate this Agreement by written notice to Seller at any time prior to the expiration of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit.  In the event Buyer fails to terminate this Agreement prior to the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Article 5 (but not pursuant to the other provisions of this Agreement).

5.4   Natural Hazard Disclosures.  As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazard areas or natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4 and 51183.5, and California Public Resources Code Sections 2621.9, 2694 and 4136, and any successor statutes or laws (the “Act”).  Buyer hereby acknowledges that, prior to the Commencement Date, Seller has provided Buyer with a Natural Hazard Disclosure Statement (the “Disclosure Statement”) in a form required by the Act.  Buyer acknowledges that Seller retained the services of LGS Reports, Inc. to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare the written report of the result of its examination (the “Report”).  Buyer acknowledges that the Report fully and completely discharges Seller from its disclosure obligations under the Act and under California Civil Code Sections 1102 through 1102.17.  Buyer acknowledges and agrees that nothing contained in the Disclosure Statement releases Buyer from its obligation to fully investigate and satisfy itself with the condition of the Property during the Due Diligence Period, including, without limitation, whether the Property is located in any Natural Hazard Area.  Buyer further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing and that Seller has no obligation to update, modify or supplement the Disclosure Statement or Report.  Buyer is solely responsible for preparing and delivering its own Disclosure Statement to subsequent prospective purchasers of the Property.

5.5   Buyer’s Certificate.  Buyer shall deliver to Seller at the Closing, a certificate in the form of Exhibit C attached hereto and incorporated herein by this reference.

ARTICLE 6

ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

6.1   Lease Rentals and Other Revenues.

6.1.1   Rents.  All collected Rents shall be prorated between Seller and Buyer as of the day prior to the Closing Date.  Seller shall be entitled to all Rents attributable to any period to but not including the Closing Date.  Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date.  Rents not collected as of the Closing Date shall not be prorated at the time of Closing.

6.1.2   Other Revenues.  Revenues from Property operations (other than Rents (which shall be prorated as provided in Subsection 6.1.1), security deposits (which will be apportioned as provided in Section 6.6), and pre-paid installments or other payments under Contracts (which shall be the sole property of Seller)) that are actually collected shall be prorated between Buyer and Seller as of 12:01 a.m. on the Closing Date.  Seller shall be entitled to all such revenues attributable to any period to but not including the Closing Date and Buyer shall be entitled to all such revenues attributable to any period on and after the Closing Date.

6.1.3   Post-Closing Collections.  After Closing, Buyer shall make a good faith effort to collect any Rents or other revenues not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller upon receipt; provided, however, that all Rents collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the applicable Lease at the time of collection (i.e., current Rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller.  Buyer shall not have an exclusive right to collect the sums due Seller under the Leases or other revenue due Seller and Seller hereby retains its rights to pursue claims against any tenant under the Leases or other party for sums due with respect to periods prior to the Closing Date; provided, however, that with respect to any legal proceedings against any tenant under a Lease, Seller (a) shall be required to notify Buyer in writing of its intention to commence or pursue such legal proceedings; (b) shall only be permitted to commence or pursue any legal proceedings after the date which is three (3) months after Closing; and (c) shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease.  The terms of this Section 6.1.3 shall survive the Closing and not be merged therein.

6.2   Reimbursable Lease Expenses.  At Closing, Buyer shall reimburse Seller for the Reimbursable Lease Expenses to the extent required by the terms of Article 14.

6.3   Real Estate and Personal Property Taxes.

6.3.1   Proration of Ad Valorem Taxes and Assessments.  Real property taxes and assessments for the Property shall be prorated as of the Closing. Subject to Section 6.3.4 below, the proration of real property taxes and assessments shall be calculated as follows:

(a)
Seller shall be responsible for that portion of such taxes and assessments equal to (i) the total such taxes and assessments due and payable during the Closing Tax Year, multiplied by (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year prior to the Closing Date, and the denominator of which shall be 365; and

(b)
Buyer shall be responsible for that portion of such taxes and assessments equal to (i) the total such taxes and assessments due and payable during the Closing Tax Year, multiplied by (ii) a fraction, the numerator of which shall be the number of days in the Closing Tax Year subsequent to and including the Closing Date, and the denominator of which shall be 365.

6.3.2   Insufficient Information.  If, at Closing, the real property tax rate and assessments have not been set for the taxes and assessments due and payable during the Closing Tax Year, then the proration of such taxes shall be based upon the rate and assessments for the preceding Tax Year, and such proration shall be adjusted between Seller and Buyer after Closing upon presentation of written evidence that the actual taxes due and payable during the Closing Tax Year differ from the amounts used at Closing and in accordance with the provisions of Section 6.8.

6.3.3   Special Assessments.  If there are any special assessments against the Property not billed with the real property taxes and prorated pursuant to Section 6.3.1 above, Seller shall pay all such installments of special assessments due and payable prior to the Closing Date and Buyer shall pay all such installments of special assessments due and payable on and after the Closing Date; provided, however, that (a) if the owner of the Property has the election to pay any special assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer; and (b) Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the Commencement Date.

6.3.4   Tenant Reimbursements.  Notwithstanding the foregoing terms of this Article 6, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any real estate or personal property taxes or special assessments to the extent that Buyer is entitled after Closing to reimbursement of taxes and assessments, or the recovery of any increase in taxes and assessments, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased taxes and assessments from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such real estate or personal property taxes and assessments, and (b) the burden of collecting such reimbursements shall be solely on Buyer.  Furthermore, Seller and Buyer acknowledge and agree that, notwithstanding any provision in any of the Leases to the contrary, the tax reimbursement payments to be paid by tenants of the Property during the Closing Tax Year are to be applied to pay the real estate taxes due and payable during the Closing Tax Year and, therefore, Buyer shall not receive a credit for any amounts due and payable by tenants of the Property prior to the Closing as real estate tax reimbursements.

6.3.5   Reassessment.  In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., “escape assessment” or “roll-back taxes”) based upon the change in land usage or ownership of the Property on or after the Closing Date, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all Liabilities for such taxes.  Such indemnity shall survive the Closing and not be merged therein.

6.4   Other Property Operating Expenses.  Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date.  Seller shall pay all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay all utility charges and other operating expenses attributable to the Property on or after the Closing Date.  To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein.  Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property.  Buyer shall arrange with such services and companies to have accounts opened in Buyer’s name beginning at 12:01 a.m. on the Closing Date.  Notwithstanding the foregoing terms of this section, Seller shall have no obligation to pay (and Buyer shall not receive a credit at Closing for) any operating expenses to the extent that Buyer is entitled after Closing to reimbursement of operating expenses, or the recovery of any increase in operating expenses, from the tenants under the Leases, regardless of whether Buyer actually collects such reimbursement or increased operating expenses from such tenants, it being understood and agreed by Buyer and Seller that (a) as between Buyer and Seller, Buyer shall be responsible for payment of all of such operating expenses, and (b) the burden of collecting such reimbursements shall be solely on Buyer.

6.5   Closing Costs.  Buyer shall pay the following costs and expenses associated with the Transaction:  (a) the incremental premiums charged by the Title Company for the ALTA extended coverage portion of the Owner’s Title Policy (including all endorsements), if Buyer elects to obtain same, (b) the cost of an ALTA Survey in the amount of $3,460, (c) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (d) one half of all escrow or closing charges, (e) all sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer, (f) all of Buyer’s Due Diligence Costs (except as otherwise provided herein), including fees due its consultants and attorneys, and (g) all lenders’ fees related to any financing to be obtained by Buyer.  Seller shall pay the following costs and expenses associated with the Transaction:  (i) the commission due Seller’s Broker, (ii) all fees due its attorneys, (iii) the premium charged for the CLTA standard coverage portion of the Owner’s Title Policy, (iv) all county transfer taxes applicable to the transfer of the Property to Buyer, (v) one half of all escrow or closing charges, and (vi) all costs incurred in connection with causing the Title Company to Remove any Required Exceptions.  The obligations of the parties under this Section 6.5 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

6.6   Cash Security Deposits.  At Closing, Seller shall give Buyer a credit against the Purchase Price in the aggregate amount of any cash security deposits then held by Seller under the Leases.

6.7   Apportionment Credit.  In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by additional wire transfer of immediately available funds to Escrow Holder along with the balance of the Purchase Price.

6.8   Delayed Adjustment; Delivery of Operating and Other Financial Statements.  If at any time following the Closing Date, the amount of an item listed in any section of this Article 6 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing) or otherwise require adjustment as a result of any year-end or periodic reconciliations of reimbursable operating expenses or tax payments by a tenant under a Lease, the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error or make such adjustment upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before one (1) year after Closing (such period being referred to herein as the “Post Closing Adjustment Period”).  In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property and copies of any correspondence and statements sent to tenants in connection with any reconciliation promptly after the same are prepared, but, in any event, no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period.  The provisions of this Section 6.8 shall survive the Closing and not be merged therein.

ARTICLE 7

CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

7.1   Closing Date.  Subject to Seller’s and Buyer’s right to extend the Closing as expressly provided in this Agreement, Closing shall occur on the Closing Date.  The parties shall conduct an escrow-style closing through the Escrow Holder so that it will not be necessary for any party to attend the Closing.  Time is of the essence with respect to the Closing.

7.2   Title Transfer and Payment of Purchase Price.  Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Holder as set forth below.  Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 3 by timely delivering the same to the Escrow Holder no later than 1:00 p.m. Pacific Time on the last business day prior to the Closing Date.

7.3   Seller’s Closing Deliveries.  At Closing, Seller shall deliver or cause to be delivered the following:

(a)	Deed. A deed in the form of Exhibit D attached hereto and incorporated herein by this reference (“Deed”) executed and acknowledged by Seller.

(b)	Bill of Sale. A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference (“Bill of Sale”) executed by Seller.

(c)	Assignment of Tenant Leases. An assignment and assumption of the Leases, in the form of Exhibit F attached hereto and incorporated herein by this reference (“Assignment of Leases”) executed by Seller.

(d)
Assignment of Intangible Property.  An assignment and assumption of the Intangible Property  and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of Exhibit G attached hereto and incorporated herein by this reference (“Assignment of Intangible Property”) executed by Seller.

(e)
Notice to Tenants.  A single form letter in the form of Exhibit H attached hereto and incorporated herein by this reference, executed by Seller, duplicate copies of which shall be sent by Buyer after Closing to each tenant under the Leases.

(f)
Non-Foreign Status Affidavits.  A non-foreign status affidavit in the form of Exhibit I attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, and a California Form 593-C, each executed by Seller.

(g)	Evidence of Authority. A certificate of an Assistant Secretary of Prudential Investment Management, Inc. in the form of Exhibit J attached hereto and incorporated herein by this reference.

(h)
Other Documents.  A title affidavit in the form of Exhibit K-1 attached hereto and incorporated herein by this reference, a gap indemnity in the form of Exhibit K-2 attached hereto and incorporated herein by this reference, and such other documents or revisions to the title affidavit as may be reasonably required by the Title Company in order to issue the Special Endorsement or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(i)
Letters of Credit as Tenant Security Deposits.  With respect to any security deposits which are letters of credit, if any, Seller shall, if the same are assignable, (i) deliver to Buyer at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer so long as Seller does not incur any additional liability or expense in connection therewith.

(j)	Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

(k)
Closing Statement.  Seller’s form of closing statement, setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to Article 6 (the “Closing Statement”), executed by Seller.

(l)
Date Down Certificate.  A certificate executed by Seller certifying that all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.3, remain true and correct in all material respects as of the Closing Date.

(m)
Keys and Original Documents.  Keys to all locks on the Real Property in Seller’s or Seller’s building manager’s possession and originals or, if originals are not available, copies, of all of the Property Documents, to the extent not previously delivered to Buyer.

The items to be delivered by Seller in accordance with the terms of Subsections (a) through (l) of this Section 7.3 shall be delivered to Escrow Holder no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date and the items to be delivered by Seller in accordance with the terms of Subsection (m) of this Section 7.3 shall be delivered outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date.

7.4   Buyer’s Closing Deliveries.  At the Closing, Buyer shall deliver or cause to be delivered the following:

(a)	Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

(b)	Bill of Sale. The Bill of Sale executed by Buyer.

(c)	Assignment of Leases. The Assignment of Leases executed by Buyer.

(d)	Assignment of Intangible Property. The Assignment of Intangible Property executed by Buyer.

(e)	Buyer’s As-Is Certificate. The certificate of Buyer required under Article 5 hereof.

(f)
Evidence of Authority.  Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s acquisition of the Property and Buyer’s execution of this Agreement and the Closing Documents required to be delivered by Buyer and the consummation of the Transaction.

(g)	Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

(h)	Tax Returns. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

(i)	Closing Statement. The Closing Statement, executed by Buyer.

The Purchase Price shall be paid in accordance with the terms of Section 7.2 hereof and the items to be delivered by Buyer in accordance with the terms of Subsections (b) through (j) of this Section 7.4 shall be delivered to Escrow Holder no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date.

ARTICLE 8

CONDITIONS TO CLOSING

8.1   Conditions to Seller’s Obligations.  Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

(a)
Corporate Approval.  On or before the date that is five (5) business days after the expiration of the Due Diligence Period, Seller shall have received, and Seller shall have delivered to Buyer written notice of, the unconditional approval of the Transaction by both the corporate officers and the Law Department of The Prudential Insurance Company of America (an affiliate of the managing member of Seller), each in their sole and absolute discretion (the “Seller’s Corporate Approval”);

(b)
Representations True.  All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

(c)	Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law, whether now or hereafter existing; and

(d)
Buyer’s Deliveries Complete.  Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 7.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

8.2   Conditions to Buyer’s Obligations.  Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

(a)
Representations True.  Subject to the provisions of Section 9.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

(b)
Title Conditions Satisfied.  At the time of the Closing, title to the Property shall be as provided in Article 4 of this Agreement and the Title Company shall be irrevocably committed to issue the Owner’s Title Policy (including the Special Endorsement); and

(c)
Estoppel Certificate.  The Pre-Commencement Date Lease shall be in full force and effect without any material defaults and Buyer shall have received an executed estoppel certificate from the Required Tenant that (i) shall be dated no earlier than thirty (30) days prior to the Original Closing Date, and (ii) shall be substantially in the form of Exhibit L attached hereto and incorporated herein by this reference; provided, however, that if the Required Tenant is required or permitted under the terms of its Lease to provide less information or to otherwise make different statements in a certification of such nature than are set forth on Exhibit L attached hereto, then Buyer shall accept any modifications made to such estoppel certificate to the extent that such changes are consistent with the minimum requirements set forth in the Required Tenant’s Lease.  To the extent that such estoppel certificate is received by Buyer after the expiration of the Due Diligence Period, it shall be a condition to Buyer’s obligations that such estoppel certificate shall not disclose any information or facts that differ in any material respect from the information or facts that Buyer knows about or is deemed to know about prior to the expiration of the Due Diligence Period.  Notwithstanding any provisions in this Agreement to the contrary, if Buyer fails to object in writing to an estoppel certificate within five (5) business days after the date the same has been delivered to any Buyer’s Representative and its attorneys, Buyer shall be deemed to have approved the same.

(d)
Seller’s Deliveries Complete.  Seller shall have delivered all of the documents and other items required pursuant to Section 7.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

(e)
No Written Notices of Violations of Law.  Neither Seller nor Buyer has received any written notices of violation of any Laws regulating the condition or use of the Property that has a material adverse effect on the current use or operation of the Property, which violation has not been cured as of the Closing Date.

8.3   Waiver of Failure of Conditions Precedent.  At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively.  By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 8.1 and Section 8.2, respectively.  In the event any of the conditions set forth in Sections 8.1 or 8.2 are neither waived nor fulfilled, and the provisions of Section 11.1 or 11.2 are applicable, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 11 hereof.  In the event any of the conditions set forth in Sections 8.1 or 8.2 are neither waived nor fulfilled and neither Seller nor Buyer is in default of its obligations hereunder and the provisions of Section 11.1 or 11.2 are not applicable, either party may terminate this Agreement by written notice to the other, promptly after which the Deposit shall be returned to Buyer, and, thereafter the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

8.4   Approvals not a Condition to Buyer’s Performance.  Subject to Buyer’s right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or (d) endorsements to the Owner’s Title Policy other than the Special Endorsement.

8.5           Failure of Seller to Receive Corporate Approval.  In the event that Seller fails to timely provide Buyer with written notice of Seller’s Corporate Approval by the date set forth in Section 8.1(a) above, at any time thereafter prior to Buyer’s receipt of written notice of Seller’s Corporate Approval, in Buyer’s sole discretion, Buyer may elect to terminate this

Agreement in which event (a) the Deposit shall be paid to Buyer, (b) Seller shall pay to Buyer the amount of Buyer’s Due Diligence Costs within ten (10) days of Seller’s receipt from Buyer of an itemized statement for same and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1   Buyer’s Representations.  Buyer represents and warrants to, and covenants with, Seller as follows:

9.1.1   Buyer’s Authorization.  Buyer (a) is duly incorporated, validly existing and in good standing under the Laws of its State of incorporation and, to the extent required by Law, the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all Closing Documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder.  This Agreement and all Closing Documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement and all Closing Documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

9.1.2   Buyer’s Financial Condition.  No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law.

9.1.3   Patriot Act Compliance.  To Buyer’s knowledge, neither Buyer nor any person, group, entity or nation that Buyer is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.  To Buyer’s knowledge, Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering.  To Buyer’s knowledge, none of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by Law or that the Transaction or this Agreement is or will be in violation of Law.  Buyer has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

Buyer’s representations and warranties in this Section 9.1 shall survive the Closing and not be merged therein.

9.2   Seller’s Representations.  Seller represents and warrants to Buyer as follows:

9.2.1   Seller’s Authorization.  Seller and its managing member (a) are duly organized, validly existing and in good standing under the Laws of their respective States of organization and, to the extent required by Law, the State in which the Property is located, (b) subject to obtaining the approvals described in Subsection 8.1(a), are authorized to consummate the Transaction and fulfill all of their respective obligations hereunder and under all Closing Documents to be executed by Seller, and (c) have all necessary power to execute and deliver this Agreement and all Closing Documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder.  Subject to obtaining the approvals described in Subsection 8.1(a), this Agreement and all Closing Documents to be executed by Seller have been duly authorized by all requisite limited liability company or other required action on the part of Seller and its managing member and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms.  Neither the execution and delivery of this Agreement and all Closing Documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Seller or its managing member or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller or its managing member are bound.

9.2.2   Seller’s Representations.  Seller represents and warrants to Buyer:

(a)
Except as may be listed in Exhibit M attached hereto and incorporated herein by this reference, Seller has not received any written notice of any current or pending litigation against Seller and to Seller’s knowledge no litigation has been threatened which would, if determined adversely to Seller, materially adversely affect the Property.

(b)
As of the Commencement Date, Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than (i) the Contracts listed in Exhibit B attached hereto, (ii) the Leases, and (iii) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record.

(c)
Except for defaults cured on or before the Commencement Date, to Seller’s knowledge Seller is not in default under the terms of any of the Contracts except as may be listed in Exhibit M attached hereto.

(d)
As of the Commencement Date, the only tenants of the Property with whom Seller has entered into a Lease are the tenants listed in Exhibit N attached hereto and incorporated herein by this reference; provided, however, that the foregoing is not intended (and shall not be construed) as a representation by Seller of the parties that are in actual possession of any portion of the Property since there may be subtenants, licensees or assignees that are in possession of portions of the Property of which Seller may not be aware.

(e)
Except for violations cured or remedied on or before the Commencement Date and except as may be listed in Exhibit M attached hereto, as of the Commencement Date, Seller has not received any written notice from any governmental authority of any violation of any Law applicable to the Property that would have a material adverse effect on the Property.

(f)
As of the Commencement Date, except as may be set forth on Exhibit B attached hereto, there are no currently effective leasing commission agreements with respect to the Property that will be binding upon Buyer after the Closing.

(g)
To Seller’s knowledge, the documents heretofore or hereafter delivered or otherwise made available to Buyer prior to Closing (i) include all documents used by Seller in the day-to-day operations and management of the Property, and (ii) are the same documents used in connection with (A) the performance by Seller of its fiduciary obligations to its clients and investors, and (B) the preparation of financial statements and reports submitted to the clients and investors of Seller.

9.2.3   Patriot Act Compliance.  To Seller’s knowledge, Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and, to Seller’s knowledge, is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

9.3   General Provisions.

9.3.1   No Representation as to Leases.  Seller does not represent or warrant that any particular Lease or Leases will be in force or effect on the Closing Date or that the tenants will have performed their obligations thereunder.

9.3.2   Seller’s Warranties Deemed Modified.  To the extent that Buyer knows or is deemed to know prior to the expiration of the Due Diligence Period that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer’s knowledge or deemed knowledge, as the case may be.

9.3.3   Breach of Seller’s Warranties prior to Closing.

(a)
If at or prior to the Closing, any Buyer’s Representative obtains actual knowledge that any of Seller’s Warranties were untrue, inaccurate or incorrect in any material respect as of the date made, or any Buyer’s Representative discovers that any fact, matter or event exists or has first occurred that would cause any of Seller’s Warranties to be untrue, inaccurate or incorrect if made after the date of this Agreement, then such Person shall deliver written notice to Seller thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing).  If at or prior to the Closing, Seller obtains actual knowledge that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect as of the date made, or Seller discovers that any fact, matter or event exists or has first occurred that would cause any of Seller’s Warranties to be untrue, inaccurate or incorrect if made after the date of this Agreement, then Seller shall deliver to Buyer written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing).  In either such event, Seller shall have the right to cure such misrepresentation, breach, untruth, or inaccuracy and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such cure.

(b)
If any breach of any of Seller’s Warranties made as of the date of this Agreement is first discovered by Buyer after the date of this Agreement but prior to Closing and Seller either does not elect to or is not able to so cure such breach, then Buyer, as its sole remedies for any and all such breaches, shall have the following rights:

(i)
If any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect as of the date of this Agreement, then Buyer may elect either (A) to waive such breaches and consummate the Transaction without any reduction of or credit against the Purchase Price, or (B) to terminate this Agreement by written notice delivered to Seller within five (5) days after Buyer first learns that Seller will not cure such breach, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer, Seller shall pay to Buyer the amount of Buyer’s Due Diligence Costs within ten (10) days of Seller’s receipt from Buyer of an itemized statement for same, or Buyer may pursue its other rights and remedies available to Buyer due to a Seller default pursuant to Section 11.2 below.

(ii)
If any of Seller’s Warranties are untrue, inaccurate or incorrect as of the date of this Agreement but are not untrue, inaccurate or incorrect in any material respect, or if Buyer fails to terminate this Agreement by written notice delivered to Seller within the five (5) day period described in clause (i) immediately above, then Buyer shall be deemed to waive such breach of Seller’s Warranty(ies), and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.

(c)
If any fact or matter is first discovered after the date of this Agreement but prior to the Closing that causes any of Seller’s Warranties (if made as of the date such fact or matter is discovered) to be untrue or incorrect (but Seller is not in breach of Seller’s Warranties made as of the date of this Agreement), or an event or circumstance first occurs after the date of this Agreement but prior to the Closing that causes Seller’s Warranties (if made as of the date such event or circumstance is first discovered by Seller) to be untrue or incorrect, and Seller either does not elect to or is not able to so cure any such fact, matter, event, or circumstance, then Buyer, as its sole rights and remedies for any and all such facts, matters, events, or circumstances, shall have the following rights:

(i)
If the fact, matter, event, or circumstance causes any of Seller’s Warranties, to be untrue, inaccurate or incorrect in any material respect, then Buyer may elect either (A) to waive such inaccuracy and consummate the Transaction without any reduction of or credit against the Purchase Price, or (B) to terminate this Agreement by written notice delivered to Seller within five (5) days after Buyer first learns that Seller will not cure such fact, matter, event, or circumstance, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer, Seller shall not be deemed to be in default hereunder (and Buyer will not be permitted to pursue any of its rights or remedies under Section 11.2) and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

(ii)
If the fact, matter, event, or circumstance causes Seller’s Warranties to be untrue, inaccurate or incorrect but not in any material respect, or if Buyer fails to terminate the Agreement by written notice delivered to Seller within the five (5) day period described in clause (i) immediately above, then Buyer shall be deemed to waive any untruth or inaccuracy in Seller’s Warranties made at Closing as a result of such fact, matter, event, or circumstance, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.

(d)
The untruth, inaccuracy or incorrectness of Seller’s Warranties shall be deemed material for purposes of this Agreement only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed (i) $50,000 in connection with a single untruth, inaccuracy or incorrectness, or (ii) greater than $150,000 in the aggregate for multiple claims of less than $50,000 each.

9.3.4   Survival; Limitation on Seller’s Liability.  Seller’s Warranties shall survive the Closing and not be merged therein for a period of nine (9) months and Seller shall only be liable to Buyer hereunder for a breach of a Seller’s Warranty with respect to which a claim is made by Buyer in writing against Seller on or before the ninth (9th) month after the date of the Closing.  Without limiting the foregoing, Seller shall have no liability or obligation whatsoever with respect to any breach of a Seller’s Warranty unless a written claim is delivered by Buyer to Seller within the afore-said nine (9) month period.  Seller and Buyer hereby acknowledge and agree that the terms of this Section 9.3.4 limiting the time period within which Buyer may make a claim for any breach of a Seller’s Warranty supersede any and all statutes of limitation applicable to any such claims,  notwithstanding that any such statutes of limitation may provide for a longer period of time to file a claim.  Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be limited as set forth in Section 15.15 hereof.  Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to be (i) less than $50,000 in connection with a single untruth, inaccuracy or incorrectness, or (ii) less than $150,000 in the aggregate for multiple claims of less than $50,000 each.

ARTICLE 10

COVENANTS

10.1   Buyer’s Covenants.    Buyer hereby covenants as follows:

10.1.1   Confidentiality.  Buyer acknowledges that any information heretofore or hereafter furnished to Buyer with respect to the Property has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof.  Accordingly, Buyer shall hold, and shall cause the other Buyer’s Representatives to hold, in strict confidence, and Buyer shall not disclose, and shall prohibit the other Buyer’s Representatives from disclosing, to any other person without the prior written consent of Seller until the Closing shall have been consummated:  (a) the terms of the Agreement, (b) any of the information in respect of the Property delivered to or for the benefit of Buyer whether by any Buyer’s Representatives or by any of the Seller Parties, including, but not limited to, any information heretofore or hereafter obtained by any Buyer’s Representatives in connection with its Due Diligence, and (c) the identity of any direct or indirect owner of any beneficial interest in Seller.  Buyer’s obligation under clauses (a) and (c) of the immediately preceding sentence shall survive the Closing and not be merged therein.  In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom.  Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to its employees, members, property managers, managers (or, in each case, the officers and employees of each of the same), members of professional firms serving them or potential investors or lenders or other similar persons having a similar need to be cognizant of such information, (ii) as any governmental agency may require in order for the Buyer or Buyer’s affiliates to comply with applicable Laws or a court order, (iii) as necessary or appropriate in connection with Buyer’s or Buyer’s affiliates’ compliance with any applicable law, rule, or regulation (including but not limited to securities laws, rules or regulations), or any judicial order, governmental inquiry, subpoena, or other legal process, and (iv) to the extent that such information is either a matter of public record or is required by law to be disclosed.  The provisions of this Subsection 10.1.1 shall survive any termination of this Agreement.

10.1.2   Buyer’s Indemnity.  Buyer hereby agrees to indemnify, defend, and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of Subsection 10.1.1 or (b) the entry on the Real Property and/or the conduct of any Due Diligence by any Buyer’s Representatives at any time prior to the Closing; provided, however, that Buyer’s obligations under this clause (b) shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property unless Buyer exacerbates such condition.  The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. Buyer shall deliver promptly to Seller copies of all third party reports commissioned by or on behalf of Buyer evidencing the results of its Due Diligence.

10.2   Seller’s Covenants.  Seller hereby covenants as follows:

10.2.1   Contracts.

(a)
Without Buyer’s prior consent, between the Commencement Date and the Closing Date Seller shall not extend, renew, replace or otherwise modify any Contract or enter into any new service contract or agreement unless such Contract, service contract or agreement (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days’ notice.  Seller shall furnish Buyer with a written notice of the proposed transaction which shall contain information that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction.  If Buyer fails to object in writing to the terms set forth in Seller’s notice within five (5) business days after receipt thereof, Buyer shall be deemed to have approved the terms of the proposed transaction.  Buyer’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any such transaction that is proposed prior to the expiration of the Due Diligence Period.  Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the expiration of the Due Diligence Period and the Closing.

(b)	On or before the Closing, Seller shall terminate any management agreements currently in effect with respect to the Property at the sole cost and expense of Seller.

10.2.2   Maintenance of Property.  Except to the extent Seller is relieved of such obligations by Article 12 hereof, between the Commencement Date and the Closing Date Seller shall maintain and keep the Property in a manner consistent with Seller’s past practices with respect to the Property; provided, however, that, subject to Buyer’s right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer hereby agrees that, except for breaches of this Section 10.2.2, Buyer, shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions which would give rise to violations of Laws, whether the same now exist or arise prior to Closing.  Between the Commencement Date and the Closing Date, Seller will advise Buyer of any written notice Seller receives after the Commencement Date from any governmental authority of the violation of any Laws regulating the condition or use of the Property.

10.2.3   Access to Property.  Prior to the Commencement Date and continuing to the Closing Date, Seller shall allow Buyer or Buyer’s representatives access to the Property upon reasonable prior notice at reasonable times provided Buyer complies with the terms and conditions set forth in Section 5.1.1

10.2.4   Subordination Agreements.  If requested by Buyer, Seller shall cooperate with Buyer in preparing and delivering a subordination agreement in the form of Exhibit O attached hereto and incorporated herein by this reference to the Required Tenant; provided, however, that Buyer and Seller acknowledge and agree that such subordination agreement will not be sent out until after the expiration of the Due Diligence Period.  After such subordination agreement is delivered to the Required Tenant, Seller shall use commercially reasonable efforts to assist Buyer in obtaining an executed subordination agreement from such Required Tenant; provided, however, that in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to the Required Tenant in connection with its attempts to obtain such subordination agreement.  Notwithstanding any provision contained in this Agreement to the contrary, it shall not be a condition to Buyer’s obligations hereunder that any subordination agreement be obtained from the Required Tenant or any other tenants of the Property.

10.2.5   Termination of Certain Contracts.  If Buyer notifies Seller in writing prior to the expiration of the Due Diligence Period that Buyer elects to have any Contracts terminated prior to Closing, Seller shall use good faith and reasonable efforts to terminate the Contracts so designated by Buyer effective as of the Closing Date; provided, however, that in no event shall Seller be required by the foregoing to pay any sums (or incur any other liability) to the other parties to said Contracts.  If Seller is unable to so terminate the aforementioned Contracts effective as of the Closing Date, then Seller shall assign and Buyer shall assume the same at Closing in accordance with the terms of this Agreement and the Assignment of Intangible Property.

10.2.6   Information and Audit Cooperation.  For the period of time beginning on the Commencement Date and continuing through the second (2nd) annual anniversary of the Closing, Seller shall cooperate with Buyer and certain of Buyer’s affiliates in the manner described on Exhibit Q, attached hereto.  Furthermore, for a period of two (2)

years following the Closing, Seller, or in the event that Seller is dissolved, an affiliate of Seller acceptable to Buyer in Buyer’s reasonable discretion, shall execute the form of audit letter substantially in the form attached hereto as Exhibit R and incorporated by this reference, such audit letter to be addressed to the designated accountants of Pacific Office Properties Trust, Inc., as and when reasonably requested by Buyer.  Notwithstanding any other provision to the contrary in this Agreement, the covenants of this paragraph shall survive the Closing and shall be binding upon the Seller and/or its successors in interest.

10.3   Mutual Covenants.

10.3.1   Publicity.  Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable Law.  If either Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.  As used herein, the term “Release” shall mean any press release or public statement with respect to the Transaction or this Agreement.

10.3.2   Brokers.  Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement.  Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker.  Seller agrees to defend, hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction.  Buyer agrees to defend, hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any party claiming to have represented Buyer as broker in connection with the Transaction.

10.3.3   Tax Protests; Tax Refunds and Credits.  Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year and all prior Tax Years.  Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years subsequent to the Closing Tax Year.  All real estate and personal property tax refunds and credits received after Closing with respect to the Property shall be applied in the following order of priority:  first, to pay the costs and expenses (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any past or present tenant of the Property as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases; and third, apportioned between Buyer and Seller as follows:

10.3.3.1   with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during the Closing Tax Year (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Buyer and Seller in the manner provided in Section 6.3;

10.3.3.2   with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period prior to the Closing Tax Year (regardless of the year for which such taxes are assessed), Seller shall be entitled to the entire refunds and credits; and

10.3.3.3   with respect to any refunds or credits attributable to real estate and personal property taxes due and payable during any period after the Closing Tax Year (regardless of the year for which such taxes are assessed), Buyer shall be entitled to the entire refunds and credits.

10.3.4   Survival.  The provisions of this Section 10.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

ARTICLE 11

DEFAULT

11.1   Buyer’s Default.  If, on or before the Closing Date, (i) Seller is not in default of any of its obligations hereunder and Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer’s representations or warranties are untrue, inaccurate or incorrect, in any material respect, or (iii) the Closing otherwise fails to occur by reason of Buyer’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses(i), (ii) or (iii) continues for five (5) business days after written notice from Seller to Buyer, which written notice shall detail such default, untruth or failure, as applicable, then Seller may elect to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement; or (b) waive the condition and proceed to close the Transaction.  If this Agreement is so terminated, then Seller shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.  THE AMOUNT PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO THE FOREGOING PROVISIONS SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IF BUYER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY.  THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT PLUS ANY INTEREST ACCRUED THEREON REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR

PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 AS SELLER’S SOLE REMEDY.  SELLER HEREBY WAIVES ALL RIGHTS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 11.1, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT.

Seller’s Initials: __________                                                      Buyer’s Initial’s: __________

11.2   Seller’s Default.  If, at the Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, or (iii) the Closing otherwise fails to occur by reason of Seller’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) business days after written notice from Buyer to Seller, which written notice shall detail such default, untruth or failure, as applicable, then Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, Seller shall pay to Buyer the amount of Buyer’s Due Diligence Costs within ten (10) days of Seller’s receipt from Buyer of an itemized statement for same, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller.  As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within forty-five (45) days after the occurrence of Seller’s default.  Buyer agrees that its failure to timely commence such an action for specific performance within such forty-five (45) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

ARTICLE 12

CONDEMNATION/CASUALTY

12.1   Right to Terminate.  If, after the Commencement Date and prior to the Closing Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking which has not yet been consummated), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof.  If the Property is the subject of a Major Casualty/Condemnation that occurs after the Commencement Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) business days after the receipt by Buyer of Seller’s notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election.  The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) business day period shall be deemed an election not to terminate this Agreement.  If this Agreement is terminated pursuant to this Section 12.1, the Deposit shall be returned to Buyer and, thereafter, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

12.2   Allocation of Proceeds and Awards.  If a condemnation or casualty occurs after the Commencement Date and this Agreement is not terminated as permitted pursuant to the terms of Section 12.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the remainder of the Property upon the terms and conditions set forth herein and at the Closing:

12.2.1.1   if the awards or proceeds, as the case may be, have been paid to Seller prior to Closing, Buyer shall receive a credit at Closing equal to (i) the amount of any such award or proceeds on account of such condemnation or casualty, plus (ii) if a casualty has occurred and such casualty is an insured casualty, an amount equal to Seller’s deductible with respect to such casualty, less (iii) an amount equal to the Seller-Allocated Amounts; and

12.2.1.2   to the extent that such award or proceeds have not been paid to Seller prior to Closing, (i) if a casualty has occurred and such casualty is an insured casualty, Buyer shall receive a credit at Closing equal to Seller’s deductible with respect to such casualty, less an amount equal to the Seller-Allocated Amounts, and (ii) Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, such awards or proceeds; provided, however, that within three (3) business days after receipt of such awards or proceeds, Buyer shall pay to Seller an amount equal to the Seller-Allocated Amounts not previously paid to Seller.

12.3   Insurance.  Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

12.4   Waiver.  The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12.

ARTICLE 13

ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Holder, in trust, and disposed of only in accordance with the following provisions:

13.1.1.1   The Escrow Holder shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Holder or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

13.1.1.2   If the Closing occurs, the Escrow Holder shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

13.1.1.3   If for any reason the Closing does not occur, the Escrow Holder shall deliver the Escrow Deposits and all interest earned thereon to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 13.1.1.3.  If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Holder for payment of the Escrow Deposits or the interest earned thereon, the Escrow Holder shall give written notice to the other party of such demand.  If the Escrow Holder does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Holder is hereby authorized to make such payment.  If the Escrow Holder does receive such written objection within such period, the Escrow Holder shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

13.1.1.4   The parties acknowledge that the Escrow Holder is acting solely as a stakeholder at their request and for their convenience, that the Escrow Holder shall not be deemed to be the agent of either of the parties, and that the Escrow Holder shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Escrow Holder’s mistake of law respecting the Escrow Holder’s scope or nature of its duties.  Seller and Buyer shall jointly and severally indemnify and hold the Escrow Holder harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Holder’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Holder in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Holder.

13.1.1.5   Buyer shall pay any income taxes on any interest earned on the Escrow Deposits.  Buyer represents and warrants to the Escrow Holder that its taxpayer identification number is 86-060-2478.

13.1.1.6   The Escrow Holder has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Holder has received and shall hold the Escrow Deposits and the interest earned thereon, in escrow, and shall disburse the Escrow Deposits, and the interest earned thereon, pursuant to the provisions of this Article 13.

The provisions of this Article 13 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

ARTICLE 14

LEASING MATTERS

14.1   New Leases; Lease Modifications.  After the Commencement Date, except as may be permitted by the terms of this Section 14.1, Seller shall not, without Buyer’s prior written consent in each instance, which consent must be given or denied, with the reasons for such denial specified in reasonable detail, within five (5) business days after receipt by Buyer of the information referred to in the next sentence, (a) enter into a New Lease; (b) modify or amend the Pre-Commencement Date Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option or other right contained in such tenant’s Lease); or (c) consent to any assignment or sublease in connection with any Lease.  Seller shall furnish Buyer with a written notice of the proposed transaction which shall contain information that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action, including, but not limited to, an estimate of any Reimbursable Lease Expenses and copy of any term sheet, letter of intent or proposed lease form.  If Buyer fails to object in writing to any such proposed action within five (5) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action.  Buyer’s consent shall not be unreasonably withheld, conditioned or delayed with respect to any such action that is proposed prior to the expiration of the Due Diligence Period.  Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such action that is proposed between the expiration of the Due Diligence Period and the Closing.  Notwithstanding the foregoing, if any Pre-Commencement Date Lease requires that the landlord’s consent be given under the applicable circumstances (or not be unreasonably withheld, conditioned or delayed), then Buyer shall be deemed ipso facto to have approved such action.  Any notice from Buyer rejecting the proposed action shall include a description of the reasons for Buyer’s rejection.  If Buyer rejects any action proposed during the Due Diligence Period, Seller nevertheless retains full right, power and authority to execute such documents as are necessary to effect such action, and Seller shall promptly advise Buyer of the same.  The foregoing notwithstanding, in the event Buyer has rejected any action that was proposed during the Due Diligence Period and, thereafter, Seller notifies Buyer that Seller intends to effect such proposed action, Buyer shall have the right, within five (5) business days after receipt of Seller’s notice that Seller has taken such action, to elect to terminate this Agreement by the delivery to Seller of a written notice of termination, in which case the Deposit shall be paid to Buyer, Seller pay to Buyer the amount of Buyer’s Due Diligence Costs within ten (10) days of Seller’s receipt from Buyer of an itemized statement for same, and, thereafter, the parties shall have no further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.  If Buyer fails to notify Seller within such time period, Buyer shall be deemed to have fully waived any rights to terminate this Agreement pursuant to this Section 14.1 (but not pursuant to the other provisions of this Agreement).  Seller shall deliver to Buyer a true and complete copy of each such New Lease, renewal or extension agreement, modification, or amendment, as the case may be, promptly after the execution and delivery thereof.

14.2   Lease Enforcement.  Seller shall have the right, but not the obligation (except to the extent that Seller’s failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

14.3   Lease Expenses.  At Closing, Buyer shall reimburse Seller for any and all Reimbursable Lease Expenses to the extent that the same have been paid or incurred by Seller prior to Closing.  In addition, at Closing, (i) Buyer shall assume Seller’s obligations to pay, when due (whether on a stated due date or accelerated) any Reimbursable Lease Expenses unpaid as of the Closing, and (ii) Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) with respect to such Reimbursable Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein.  Each party shall make available to the other all records, bills, vouchers and other data in such party’s control verifying Reimbursable Lease Expenses and the payment thereof.

ARTICLE 15

MISCELLANEOUS

15.1   Buyer’s Assignment.

(a)
Except as provided in Section 15.1(b) below, Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio.

(b)
Notwithstanding the terms of paragraph (a), Buyer shall have the right to assign this Agreement to (a) one or more entities owned and controlled by, controlling or under common control with Buyer, or (b) to a partnership, limited liability company or similar vehicle in which Buyer owns a partnership or membership interest, without Seller’s consent so long as Buyer complies with the terms of paragraphs (c) and (d) hereinbelow.

(c)	In the event Buyer intends to assign its rights hereunder:

(i)
Buyer shall send Seller written notice of its proposed assignment at least five (5) business days prior to the scheduled Closing Date, which notice shall include the legal name and structure of the proposed assignee and evidence reasonably satisfactory to Seller of the valid legal existence of Buyer’s assignee, its qualification (if necessary) to do business in the jurisdiction in which the Property is located and of the authority of Buyer’s assignee to execute and deliver any and all documents required of Buyer under the terms of this Agreement; and

(ii)	Buyer and the proposed assignee shall execute an assignment and assumption of this Agreement pursuant to which Buyer’s obligations hereunder are expressly assumed by such assignee.

(d)	Notwithstanding any provision in this Agreement to the contrary:

(i)
Any permitted assignment by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder including obligations and liabilities which survive the Closing or the termination of this Agreement, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including, but not limited to, those set forth in Article 5, Article 9 and Article 10 hereof, all of which will be binding upon any assignee of Buyer.

(ii)
No transfer by Buyer of any interest in this Agreement and no transfers of direct or indirect interests in Buyer shall be permitted if the same would cause the representations and warranties made in Section 9.1.3 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller’s requests to provide the following documentation for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to Closing: information regarding the ownership of Buyer following the proposed assignment and a list of any person or entity that would directly or indirectly own more than a 25% interest in Buyer following the proposed assignment.  If the results of Seller’s OFAC compliance check require additional information from the proposed assignee, Buyer covenants to deliver the Social Security number, FEIN number, or a copy of the passport, as applicable, for each such person or entity that would directly or indirectly own more than a 25% interest in Buyer following the proposed assignment.  Notwithstanding any provision in this

Agreement to the contrary, Seller may disclose such information, without notice to Buyer, to any government agency or regulators in connection with any regulatory examination or if Seller reasonably believes that such disclosure is required by Law or its regulatory compliance policies.  If Buyer fails to provide the requested documentation to Seller at least five (5) business days prior to the scheduled Closing Date, then Seller shall have the right, at its election, to postpone the scheduled Closing Date for a period not to exceed thirty (30) days.

15.2   Designation Agreement.  Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.  Escrow Holder is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).  Accordingly:

15.2.1.1 Escrow Holder is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction.  Escrow Holder shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

15.2.1.2 Seller and Buyer shall furnish to Escrow Holder, in a timely manner, any information requested by Escrow Holder and necessary for Escrow Holder to perform its duties as Reporting Person for the Transaction.

15.2.1.3 Escrow Holder hereby requests Seller to furnish to Escrow Holder Seller’s correct taxpayer identification number.  Seller acknowledges that any failure by Seller to provide Escrow Holder with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law.  Accordingly, Seller hereby certifies to Escrow Holder, under penalties of perjury, that Seller’s correct taxpayer identification number is 26-4140358.

15.2.1.4 Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

15.3   Survival/Merger.  Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

15.4   Integration; Waiver.  This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.  No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

15.5   Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Property is located.

15.6   Captions Not Binding; Exhibits.  The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof.  All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

15.7   Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.8   Severability.  If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.9   Notices.  Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile or by e-mail (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below.  Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

IF TO BUYER:	Pacific Office Properties Trust, Inc.
10188 Telesis Court, Suite 222
San Diego, CA 92121
Attention:  Matthew J. Root
Telephone #:  858-678-8500
Telecopy #:  858-678-8504
E-Mail Address:  mroot@pacificofficeproperties.com

COPY TO:	Pacific Office Properties Trust, Inc.
233 Wilshire Boulevard
Santa Monica, CA  90401
Attention:  Tamara Edwards, Esq.
Telephone #:  310-395-2083
Telecopy #:  310-395-2741
E-Mail Address:  tedwards@pacificofficeproperties.com

ADDITIONAL COPY TO:	Foley & Lardner LLP
402 W. Broadway, Suite 2100
San Diego, CA  92101
Attention:  Peter J. Elias, Esq.
Telephone #:  619-685-4613
Telecopy #:  619-234-3510
E-Mail Address:  pelias@foley.com

IF TO SELLER:	The Prudential Insurance Company of America
c/o Prudential Real Estate Investors
180 N. Stetson St., Suite 3275
Chicago, IL  60601
Attention:  Collete English Dixon
Telephone No.:  (312) 861-4440
Telecopy No.:  (312) 861-4380
E-Mail Address:  collete.english-dixon@prudential.com

AND TO:	The Prudential Insurance Company of America
c/o Prudential Real Estate Investors
8 Campus Drive, 4th Floor
Arbor Circle South
Parsippany, New Jersey  07054-4493
Attention:  Jameel Nabulsi
Telephone #:  (973) 734-1482
Telecopy #:  (973) 734-1411
E-Mail Address:  jameel.nabulsi@prudential.com

COPY TO:	The Prudential Insurance Company of America
c/o Prudential Real Estate Investors
8 Campus Drive, 4th Floor
Arbor Circle South
Parsippany, New Jersey  07054-4493
Attention:  Joan Hayden, Esq.
Telephone #:  (973) 683-1772
Telecopy #:  (973) 683-1788
E-Mail Address:  joan.hayden@prudential.com

COPY TO:	Goodwin Procter LLP
601 S. Figueroa Street
41st Floor
Los Angeles, California  90017-5704
Attention:  Dean Pappas, Esq.
Telephone #:  (213) 426-2525
Telecopy #:  (213) 623-1673
E-Mail Address: dpappas@goodwinprocter.com

15.10   Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

15.11   No Recordation.  Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument.  Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 11.2 hereof.

15.12   Additional Agreements; Further Assurances.  Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

15.13   Construction.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any amendment or modification hereof or any of the Closing Documents.

15.14   Intentionally Omitted.

15.15   Maximum Aggregate Liability.  Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000).  The provisions of this Section 15.15 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

15.16   Time of Essence.  Time is of the essence with respect to this Agreement.

15.17   JURISDICTION.  WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

15.18   Resolution of Disputes.

15.18.1   WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THIS AGREEMENT, THE PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THAT RELATIONSHIP, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS.  EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS

JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT ENTERED INTO BETWEEN THE PARTIES IN CONNECTION WITH THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

    Seller’s Initial: __________                                                      Buyer’s Initial: __________

15.18.2   Consent to Judicial Reference.  If and to the extent that Subsection 15.18.1 immediately above is determined by a court of competent jurisdiction to be unenforceable, each of the parties to this Agreement hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, (b) such referee shall hear and determine all of the issues in any such Dispute (whether of fact or of law) and shall report a statement of decision, provided that, at the mutual agreement of the parties, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (c) pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court.  The parties shall use their respective best efforts to agree upon and select such referee, provided that such referee shall be a retired California state or federal judge.  Each party hereto acknowledges that this consent is a material inducement to enter into this Agreement and all other agreements and instruments provided for herein, and that each will continue to rely on this consent in their related future dealings.  The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and referenced proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee).  Each party hereto further warrants and represents that it has reviewed this consent with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent having had the opportunity to consult with legal counsel.  This consent is irrevocable, meaning that it may not be modified either orally or in writing, and this consent shall apply to any subsequent amendments, renewals, supplements, or modifications to this Agreement or any other agreement or document entered into between the parties in connection with this Agreement.  In the event of litigation, this Agreement may be filed as evidence of either or both parties’ consent to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.

    Seller’s Initial: __________                                                      Buyer’s Initial: __________

15.19   Facsimile Signatures.  Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing.  Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

15.20   Attorneys’ Fees; Referee and Reference Proceeding Fees and Charges.  Should any action or other proceeding (including any reference proceeding) be necessary to enforce any of the provisions of this Agreement or the various obligations or transactions contemplated hereto, or in the event of any dispute between the parties relating to this Agreement or the Property, the prevailing party will be entitled to recover, in addition to any other relief to which such party may be entitled, its actual attorneys’ fees and costs, and all referee and reference proceeding fees, costs and expenses, incurred in connection with the prosecution or defense, as the case may be, of such action.  For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees, costs and expenses” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostatting, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding, and shall include, specifically, all fees, costs and expenses of expert witnesses.  FOR PURPOSES OF THIS AGREEMENT, IF EITHER PARTY MAKES A SETTLEMENT OFFER TO THE OTHER PARTY IN CONNECTION WITH A DISPUTE, THEN THE TERM “PREVAILING PARTY” SHALL BE DEEMED TO INCLUDE AND CONSTITUTE A PERSON WHO IS ENTITLED TO BE PAID, OR WHO MAY BE, AT THE COURT’S DISCRETION, ENTITLED TO BE PAID, A REASONABLE SUM TO COVER CERTAIN POST OFFER COSTS PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 998, WHETHER OR NOT SUCH SETTLEMENT OFFER WAS MADE UNDER AND/OR PURSUANT TO SAID SECTION 998 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE PREVAILING PARTY IN SUCH EVENT WILL BE PERMITTED TO RECOVER ALL OF ITS ATTORNEYS’ FEES, COSTS AND EXPENSES, AND NOT ONLY ITS LITIGATION COSTS OR ITS ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED FROM AND AFTER THE DATE OF THE SETTLEMENT OFFER.  FOR EXAMPLE, IF PARTY A MAKES A SETTLEMENT OFFER OF $100,000 TO PARTY B AND PARTY B REJECTS SUCH SETTLEMENT OFFER, AND PARTY B SUBSEQUENTLY RECOVERS $85,000 IN THE ARBITRATION OR LITIGATION, AS THE CASE MAY BE, THEN PARTY A WILL BE DEEMED FOR ALL PURPOSES HEREUNDER TO BE THE “PREVAILING PARTY,” AND PARTY A SHALL BE ENTITLED TO RECOVER FROM PARTY B ALL OF PARTY A’s ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE DISPUTE (INCLUDING, WITHOUT LIMITATION, THOSE ATTORNEYS’ FEES, COSTS AND EXPENSES INCURRED PRIOR TO THE DATE THAT PARTY A COMMUNICATED SUCH SETTLEMENT OFFER TO PARTY B).  The provisions of this Section 15.20 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date(s) set forth below to be effective as of the day and year first above written.

SELLER:

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

Name: __________________________________
Title:	Vice President

BUYER:

PACIFIC OFFICE PROPERTIES TRUST, INC.,
a Maryland corporation

By:   _____________________________________
    Name:
     Title:

AGREEMENT OF ESCROW HOLDER

The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article 13 and Section 15.2.

In witness whereof, the undersigned has executed this Agreement as of ____________, 2010.

          FIRST AMERICAN TITLE INSURANCE COMPANY

                                   By: ___________________________________
                                      Name:______________________________
                                      Title:_______________________________

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

A CONDOMINIUM COMPRISED OF:

PARCEL ONE:

UNIT NO. 5887, AS SHOWN AND DESCRIBED ON THE TERRACES AT COPLEY POINT CONDOMINIUM PLAN, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, STATE OF CALIFORNIA, ON OCTOBER 12, 2009 AS DOCUMENT NO. 2009-0564341 (CONDOMINIUM PLAN), WHICH IS LOCATED WITHIN PARCEL 2 OF MAP NO. 20237, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON APRIL 6, 2007, AS DOCUMENT NO. 2007-0233546, AS BEING APPROVED FOR COMMERCIAL CONDOMINIUM PURPOSES BY THAT CERTAIN CERTIFICATE OF COMPLIANCE RECORDED OCTOBER 7, 2009 AS DOCUMENT NO. 2009-0558796 OF OFFICIAL RECORDS OF SAN DIEGO COUNTY (MAP).

ALL DEFINED TERMS USED HEREIN SHALL HAVE THE SAME MEANINGS SET FORTH IN THE DECLARATION REFERENCED BELOW AND IN THE CONDOMINIUM PLAN.

PARCEL TWO:

AN UNDIVIDED FIFTY PERCENT (50%) FEE SIMPLE INTEREST AS A TENANT IN COMMON IN AND TO THE COMMON AREA, AS SHOWN ON THE CONDOMINIUM PLAN.

PARCEL THREE:

APPURTENANT EASEMENTS AS CONTAINED IN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF THE TERRACES AT COPLEY POINT RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON OCTOBER 12, 2009 AS DOCUMENT NO. 2009-0564342, (DECLARATION) AND FOR USE THEREOF PURSUANT TO THE TERMS OF SAID DECLARATION AND SUBJECT TO ALL TERMS AND PROVISIONS SET FORTH THEREIN.

APN:  356-400-40-00

Exhibit A, Page 1

EXHIBIT B

LIST OF CONTRACTS

Contracts for Cricket Building

Otis Elevators	Maintain four interior passenger elevators

GMI Buildling Services	Janitorial/Cleaning for Cricket Building

Brian Cox Mechanical (BCM)	Maintain Landlord HVAC equipment

Merchants Engineering	Building Engineer Services

Contracts for Common Area and Association

Arrowhead Water	Drinking water

Heritage Security	Exterior security patrols

LaSalle lighting	Monthly exterior lighting service/check

Merchants Engineering	Building Engineer Services

Otis Elevator	Maintain one elevator in parking garage

Park West landscape	Monthly landscape contract

Pestgon	Pest Control services

San Diego Sweeping Services	Parking lot and structure sweeping

Sunrise Pools	Cleaning of two water features

Waste Management	Trash Hauling

Exhibit B, Page 1

EXHIBIT C

FORM OF AS-IS CERTIFICATE AND AGREEMENT

[NOTE:  IF THE SALE AGREEMENT IS ASSIGNED PRIOR TO CLOSING, THE ASSIGNOR SHOULD BE MADE A PARTY TO THIS AGREEMENT FOR ALL PURPOSES EXCEPT FOR SECTION 6 HEREOF]

THIS CERTIFICATE AND AGREEMENT (this “Agreement”), is made as of _______________, 2010 by [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”) to and for the benefit of TERRACES CP, LLC, a Delaware limited liability company (“Seller”) and each of the other Seller Parties (as defined herein).

RECITALS

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _______________, 2010, by and between Seller and Buyer (as the same may be amended or modified, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, that certain real property legally described on Exhibit A attached hereto and incorporated herein by this reference, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement.  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement requires, inter alia, that, as a condition precedent to Seller’s obligations under the Sale Agreement, Buyer shall execute and deliver this Agreement to Seller at Closing.

NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby certifies and agrees as follows:

1.           For purposes of this Agreement, the following terms shall have the following meanings:

    “Assumed Liabilities” shall mean any and all Liabilities attributable to the Property, whether arising or accruing before, on or after the Commencement Date and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, (a) all Liabilities with respect to the structural, physical, or environmental condition of the Property (the “Physical Condition Liabilities”); (b) all Liabilities relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other Federal, State or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property (the “Hazardous Materials Liabilities”); (c) any tort claims made or brought with respect to the Property or the use or operation thereof from events first accruing or occurring from and after the Closing; and (d) all Liabilities relating to the condition or status of Seller’s or Buyer’s title to the Property.  Notwithstanding the foregoing, however, “Assumed Liabilities” shall not include any Liabilities arising out of or in connection with (1) any tort claims made or brought with respect to the Property or the use or operation thereof from events first accruing or occurring prior to the Closing; and (2) any claims made or causes of action alleging a default or breach by Seller which is alleged to have occurred prior to the Closing under any contract or agreement, written or oral, entered into between Seller and any such claimant, other than the Lease.

Exhibit C, Page 1

    “Buyer’s Representatives” shall mean Buyer, any direct or indirect owner of any beneficial interest in Buyer, its partners, and members and any of the officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest in Buyer, its partners or members.

    “Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that any of the Seller Parties deliver or make available to any Buyer’s Representatives prior to Closing or which are otherwise obtained by any Buyer’s Representatives prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.

    “Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

    “Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any Federal, State or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

    “Liabilities” shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

    “Property Documents” shall mean, collectively, (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or create any portion of the Property.

    “Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel; (c) Seller’s Broker; (d) Seller’s property manager; (e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

Exhibit C, Page 2

    “Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2 of the Sale Agreement and the Closing Documents executed by Seller, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of the Sale Agreement.

2.           Buyer acknowledges and agrees that, prior to the date hereof:  (a) Seller has made available to Buyer, or otherwise allowed Buyer access to, the Property and certain documents and information regarding the Property; (b) Buyer has conducted (or has waived its right to conduct) all Due Diligence as Buyer considered necessary or appropriate (including Due Diligence with respect to Hazardous Materials or the environmental condition of the Property); (c) Buyer has reviewed, examined, evaluated and verified the results of its Due Diligence to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate; (d) Buyer has determined to its satisfaction the assignability of any Documents to be assigned as part of the Transaction; and (e) except for, and only to the extent of, Seller’s Warranties, is acquiring the Property based exclusively upon its own Due Diligence.

3.           Buyer acknowledges and agrees that, except for, and only to the extent of, Seller’s Warranties:

(a)	The Property is being sold, and Buyer is accepting possession of the Property on the date hereof, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price.

(b)
None of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

(c)	Buyer has confirmed independently all information that it considers material to its purchase of the Property or the Transaction.

(d)
Buyer is not relying on (and Seller and each of the other Seller Parties does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from any of the Seller Parties, as to:

(i)	the operation or performance of the Property, the income potential, economic status, uses, or the merchantability, habitability or fitness of any portion of the Property for a particular purpose;

(ii)
the physical condition of the Property or the condition or safety of the Property or any component thereof, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including Hazardous Materials, lot size, or suitability of the Property or any component thereof for a particular purpose;

Exhibit C, Page 3

(iii)	the presence or absence, location or scope of any Hazardous Materials in, at, about or under the Property;

(iv)	whether the appliances, if any, plumbing or utilities are in working order;

(v)	the habitability or suitability for occupancy of any structure and the quality of its construction;

(vi)	whether the improvements are structurally sound, in good condition, or in compliance with applicable Laws;

(vii)
the accuracy of any statements, calculations or conditions stated or set forth in the Documents, other books and records concerning the Property, or any of Seller’s offering materials with respect to the Property;

(viii)	the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, or revenue or expense projections related to the Property;

(ix)
the locale of the Property, the leasing market for the Property, or the market assumptions Buyer utilized in its analysis of the Property and determination of the Purchase Price (such as rental rates, leasing costs, vacancy and absorption rates, land values, replacement costs, maintenance and operating costs, financing costs, etc.);

(x)	whether the Property is or would likely constitute a target of terrorist activity or other acts of war;

(xi)	the ability of Buyer to obtain any and all necessary governmental approvals or permits for Buyer’s intended use and development of the Property;

(xii)	the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property; and

(xiii)	Seller’s ownership of any portion of the Property or the condition or status of Seller’s or Buyer’s title to the Property.

(e)
Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to any of the Seller Parties, and Buyer, for itself and for its successors and assigns, hereby specifically waives and releases each of the Seller Parties from any such duty that otherwise might exist.

Exhibit C, Page 4

4.           Any repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property, including, without limitation, to cure any violations of Law, comply with the requirements of any insurer or otherwise.  Buyer is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for the transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at Buyer’s sole cost and expense.

5.           Buyer (i) having inspected the Property as described above, (ii) having conducted, reviewed, examined, evaluated and verified the results of all Due Diligence to the extent Buyer deems appropriate as described above, and (iii) having determined that Buyer shall acquire the Property based exclusively upon its own Due Diligence (except for, and only to the extent of, Seller’s Warranties), then, accordingly, Buyer agrees with Seller that Buyer is in fact acquiring the Property based exclusively upon its own Due Diligence, except for, and only to the extent of, Seller’s Warranties, and to evidence the foregoing, Buyer agrees to release Seller as set forth below.  Accordingly, except as expressly provided hereinbelow in this Section 5, Buyer, except for, and only to the extent of, Seller’s Warranties, for Buyer and Buyer’s successors and assigns, hereby releases each of the Seller Parties from, and waives any and all Liabilities against each of the Seller Parties for or attributable to or in connection with the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, the following:

(a)	any and all statements or opinions heretofore or hereafter made, or information furnished, by the Seller Parties to any Buyer’s Representatives; and

(b)	the Physical Condition Liabilities; and

(c)	the Hazardous Materials Liabilities; and

(d)	any and all tort claims made or brought with respect to the Property or the use or operation thereof from events first accruing or occurring from and after the Closing; and

(e)
any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property; and

(f)	any and all Liabilities relating to the condition or status of Seller’s or Buyer’s title to the Property.

    The release and waiver set forth in this Section 5 is not intended and shall not be construed as (x) affecting or impairing any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s Warranties or any of Seller’s obligations under the Sale Agreement which expressly survive the Closing, or (y) shifting to Buyer any obligation, responsibility or liability for any Liability that does not constitute an Assumed Liability.

WITH RESPECT TO THE RELEASES AND WAIVERS SET FORTH IN THIS SECTION 5, BUYER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

Exhibit C, Page 5

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BUYER HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND UNDERSTANDS THE SIGNIFICANCE OF THIS WAIVER OF SECTION 1542 RELATING TO UNKNOWN, UNSUSPECTED AND CONCEALED CLAIMS.  BY ITS INITIALS BELOW, BUYER ACKNOWLEDGES THAT IT FULLY UNDERSTANDS, APPRECIATES AND ACCEPTS ALL OF THE TERMS OF THIS SECTION 5.2.

      _______________________
                 Buyer’s Initials

6.           Buyer hereby assumes and takes responsibility and liability for all Assumed Liabilities.  By its execution of this Agreement, Buyer hereby agrees that it shall at all times comply with all applicable Laws involving Hazardous Materials in, at, under or about the Property or the removal of Hazardous Materials from the Property.

7.           Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities has been given in exchange for a full accord and satisfaction and discharge of all such Liabilities.

8.           Buyer acknowledges and agrees that the provisions of this Agreement were a material factor in Seller’s acceptance of the Purchase Price and, while Seller has provided the Documents and cooperated with Buyer, Seller is unwilling to sell the Property unless the Seller Parties are expressly released as set forth in Section 5 and Buyer assumes the obligations specified in Section 6.

9.           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.           If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

[Remainder of page intentionally blank]

Exhibit C, Page 6

IN WITNESS WHEREOF, Buyer has executed this Agreement as of the date first set forth hereinabove.

[INSERT NAME OF BUYER],
[INSERT ORGANIZATIONAL INFO FOR BUYER]

By:    _____________________________________
     Name:________________________________
     Title:_________________________________

Exhibit C, Page 7

EXHIBIT D

FORM OF DEED

STATEMENT OF TAX DUE AND REQUEST
THAT TAX DECLARATION NOT BE MADE A PART
OF THE PERMANENT RECORD
IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Cal. Rev. and Tax Code Section 11932)

To:           Registrar – Recorder
County of San Diego

 Request is hereby made in accordance with the provision of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

TERRACES CP, LLC,
a Delaware limited liability company,
as Grantor

and

_______________________________________________,
______________________________________________,
as Grantee

     The property described in the accompanying document is located in San Diego County, California.

 The amount of tax due to the County of San Diego on the accompanying document is ____________________ and No/100 Dollars ($________.__) and is computed on full value of the property conveyed.

[Signature continued on following page]

Exhibit D, Page 1

GRANTOR:

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	_______________________________
Name:
Title:	Vice President

NOTE:	After the permanent record is made, this form will be affixed to the conveying document and returned with it.

Exhibit D, Page 2

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

________________________________
________________________________
Attention:  _______________________

MAIL TAX STATEMENTS TO:

________________________________
________________________________
________________________________
_______________________________________________________________________________________________________________________________________________
SPACE ABOVE THIS LINE RESERVED FOR RECORDER’S USE

GRANT DEED

TERRACES CP, LLC, a Delaware limited liability company (“Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand to Grantor by ____________________ (“Grantee”), the receipt and sufficiency of which are hereby acknowledged, hereby GRANTS to Grantee that certain real property located in San Diego County, California and more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Grantor as of the date hereof and all right, title and interest, if any, that Grantor may have in and to all rights, privileges and appurtenances pertaining thereto including all of Grantor’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property”).

This conveyance is made by Grantor and accepted by Grantee subject to all covenants, conditions, restrictions, and other matters of record in the office of the County Recorder of San Diego County, California, and all unpaid taxes and assessments, known or unknown (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Real Property together with all improvements, if any, located thereon all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its legal representatives, successors and assigns forever.

 [Remainder of page intentionally blank]

Exhibit D, Page 3

IN WITNESS WHEREOF, this Deed has been executed by Grantor as of the _____ day of __________, 2010 to be effective as of the ________ day of __________, 2010.

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	________________________________
Name:
Title:	Vice President

Exhibit D, Page 4

State of ____________

County of __________

On ____________________ before me,_______________________________, a Notary Public, personally appeared _____________________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _____________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

____________________________________    (SEAL)

Exhibit D, Page 5

EXHIBIT E

FORM OF BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”), is made as of _______________, 2010 by and between TERRACES CP, LLC, a Delaware limited liability company (“Seller”) and [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _______________, 2010, by and between Seller and Buyer (as the same may be amended or modified, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”).  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Buyer and by assignment of even date herewith Seller assigned to Buyer Seller’s rights under certain leases relating to the Real Property, as more particularly described in such assignment (collectively, the “Leases”); and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Buyer certain items of tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Buyer to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Buyer, its legal representatives, successors and assigns, and Buyer hereby accepts all right, title and interest in and to (a) all tangible personal property owned by Seller that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, and (b) all books, records and files of Seller relating to the Real Property and the Leases, but specifically excluding from the items described in clauses (a) and (b) any Confidential Materials and any computer software that is licensed to Seller (herein collectively called the “Personal Property”).

Reference is made to that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Buyer [and others] for the benefit of Seller (the “As-Is Certificate”), pursuant to which Buyer has (a) agreed to certain limitations on representations, warranties, and liabilities of Seller; (b) waived and released certain rights and claims against Seller and certain of its affiliates; and (c) agreed to assume the Assumed Liabilities (as defined in the As-Is Certificate).  The As-Is Certificate is binding upon Buyer and its successors and assigns, including successor owners of the Personal Property.

Exhibit E, Page 1

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller as more expressly set forth in the Sale Agreement and the other closing documents.

This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

If any term or provision of this Bill of Sale or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Bill of Sale or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Bill of Sale shall be valid and enforced to the fullest extent permitted by law.

[Remainder of page intentionally blank]

Exhibit E, Page 2

    IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale to be effective as of the date first set forth hereinabove.

SELLER:

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	__________________________________
Name:
Title:	Vice President

ACCEPTED:

BUYER:

[INSERT NAME OF BUYER],
[INSERT ORGANIZATIONAL INFO FOR BUYER]

By:   ___________________________________
    Name:_______________________________
    Title:________________________________

Exhibit E, Page 3

EXHIBIT F

FORM OF ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES (this “Assignment”), is made as of _______________, 2010, by and between TERRACES CP, LLC, a Delaware limited liability company (“Assignor”), and [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _______________, 2010, by and between Assignor and Assignee (as the same may be amended or modified, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”).  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee certain leases and Assignee shall assume all of the obligations of Assignor under such leases, and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignment.  Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the space leases (“Leases”) with the tenants of the Real Property identified on Exhibit A attached hereto and incorporated herein by this reference , as well as any and all guaranties in connection with the Leases.  Assignee hereby accepts the foregoing assignment of the Leases.

2.           As-Is Certificate.  Reference is made to that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Assignee [and others] for the benefit of Assignor (the “As-Is Certificate”), pursuant to which Assignee has (a) agreed to certain limitations on representations, warranties, and liabilities of Assignor; (b) waived and released certain rights and claims against Assignor and certain of its affiliates; and (c) agreed to assume the Assumed Liabilities (as defined in the As-Is Certificate).  The As-Is Certificate is binding upon Assignee and its successors and assigns, including successor owners of any interest in the Leases.

3.           Reservation of Benefits.  Notwithstanding anything to the contrary in this Assignment, the Sale Agreement or any of the other Closing Documents, Assignor reserves and retains all benefits under the Leases to the extent that the same relate to any matter with respect to the Property for which Assignor may continue to have liability from and after the date hereof; provided, however, said benefits reserved and retained by Assignor pursuant to this Section shall exist jointly with Assignee’s benefits under the Leases, and such benefits may be enforceable by each of Assignor and Assignee to the extent of their respective liability or damages for any matters relating thereto.  Assignee hereby agrees to cooperate with the reasonable requests of Assignor in enforcing its benefits under the Leases to the extent such benefits are reserved by Assignor pursuant to the terms of this Section.

Exhibit F, Page 1

4.           Miscellaneous.  This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State in which the Property is located applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

5.           Severability.  If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

6.           Counterparts.  This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Remainder of page intentionally blank]

Exhibit F, Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	___________________________________
Name:
Title:	Vice President

ASSIGNEE:

[INSERT NAME OF BUYER],
[INSERT ORGANIZATIONAL INFO FOR BUYER]

By:    ___________________________________
     Name:______________________________
     Title:_______________________________

Exhibit F, Page 3

EXHIBIT G

FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”), is made as of _______________, 2010, by and between TERRACES CP, LLC, a Delaware limited liability company (“Assignor”), and [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Assignee”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of _______________, 2010, by and between Assignor and Assignee (as the same may be amended or modified, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement (collectively, the “Real Property”).  Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Assignment.  Assignor hereby assigns, sets over and transfers to Assignee all of Assignor’s right, title and interest in, to and under the following, if and only to the extent the same may be assigned or quitclaimed by Assignor without expense to Assignor:

(a)
all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements) that are described in Exhibit A attached hereto and incorporated herein by this reference (herein collectively called the “Contracts”); and

(b)
to the extent that the same are in effect as of the date hereof, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property (herein collectively called the “Licenses and Permits”); and

(c)	any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the date hereof; and

(d)
the rights of Assignor (if any) to the name “Terraces at Copley Point” (it being acknowledged by Assignee that Assignor does not have exclusive rights (and in fact may have no rights) to use such name and Assignor has not registered the same in any manner).

Exhibit G, Page 1

Assignee hereby accepts the foregoing assignment of the interests described in this Section 1 (collectively, the “Intangible Property”).

2.           As-Is Certificate.  Reference is made to that certain As-Is Certificate and Agreement, bearing even date herewith, executed by Assignee [and others] for the benefit of Assignor (the “As-Is Certificate”), pursuant to which Assignee has (a) agreed to certain limitations on representations, warranties, and liabilities of Assignor; (b) waived and released certain rights and claims against Assignor and certain of its affiliates; and (c) agreed to assume the Assumed Liabilities (as defined in the As-Is Certificate).  The As-Is Certificate is binding upon Assignee and its successors and assigns, including successor owners of any portion of the Intangible Property.

3.           Reservation of Benefits.  Notwithstanding anything to the contrary in this Assignment, the Sale Agreement or any of the other Closing Documents, Assignor reserves and retains all benefits under the Intangible Property to the extent that the same relate to any matter with respect to the Property for which Assignor may continue to have liability from and after the date hereof; provided, however, said benefits reserved and retained by Assignor pursuant to this Section shall exist jointly with Assignee’s benefits under the Intangible Property, and such benefits may be enforceable by each of Assignor and Assignee to the extent of their respective liability or damages for any matters relating thereto.  Assignee hereby agrees to cooperate with the reasonable requests of Assignor in enforcing its benefits under the Intangible Property to the extent such benefits are reserved by Assignor pursuant to the terms of this Section.

4.           Miscellaneous.  This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State in which the Property is located applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

5.           Severability.  If any term or provision of this Assignment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Assignment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforced to the fullest extent permitted by law.

6.           Counterparts.  This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[Remainder of page intentionally blank]

Exhibit G, Page 2

IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the date first set forth hereinabove.

ASSIGNOR:

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	__________________________________
Name:
Title:	Vice President

ASSIGNEE:

[INSERT NAME OF BUYER],
[INSERT ORGANIZATIONAL INFO FOR BUYER]

By:    ________________________________________
     Name:___________________________________
     Title:____________________________________

Exhibit G, Page 3

EXHIBIT H

FORM OF NOTICE TO TENANTS

____________________, 2010

Re:	Notice of Change of Ownership of
Terraces at Copley Point
5887 Copley Drive
San Diego, CA

Ladies and Gentlemen:

You are hereby notified as follows:

That as of the date hereof, TERRACES CP, LLC has transferred, sold, assigned, and conveyed all of its interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”).

Future notices and rental payments with respect to your leased premises at the Property should be made to the New Owner in accordance with your lease terms at the following address:

             ______________________________________________
             ______________________________________________
             ______________________________________________
             ______________________________________________

Your security deposit in the amount of $__________ has been transferred to the New Owner and as such the New Owner shall be responsible for holding the same in accordance with the terms of your lease.

[Signature continued on following page]

Exhibit H, Page 1

Sincerely,

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	__________________________________
Name:
Title:	Vice President

Exhibit H, Page 2

EXHIBIT I

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by TERRACES CP, LLC, a Delaware limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.           Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.           Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Code; and

3.           Seller’s U.S. employer taxpayer identification number is 26-4140358; and

4.           Seller’s office address is 751 Broad Street, Newark, New Jersey, 07102-3777.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under the penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

[Signature continued on following page]

Exhibit I, Page 1

Dated:  ____________________, 2010

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	__________________________________
Name:
Title:	Vice President

Exhibit I, Page 2

EXHIBIT J

FORM OF MANAGING MEMBER’S AUTHORITY CERTIFICATE

Prudential Investment Management, Inc.

Certificate of Assistant Secretary

                                            ____________ ___, 2010

The undersigned hereby certifies that she is an Assistant Secretary of Prudential Investment Management, Inc. (“PIM”), a New Jersey corporation, which is the sole member of PRISA III Fund PIM, LLC (“PRISA PIM”), a Delaware limited liability company, which is the sole member of PRISA III Fund GP, LLC (“Fund GP”), a Delaware limited liability company, which is the general partner of PRISA III Fund LP (“Fund”), a Delaware limited partnership, which is the non-member manager of PRISA III OP GP, LLC (“OP GP”), a Delaware limited liability company, which is the general partner of PRISA III REIT Operating LP (“OP LP”), a Delaware limited partnership, which is the sole member of PRISA III Legacy, LLC (“PRISA Legacy”), a Delaware limited liability company, which is the managing member of Terraces CP, LLC, a Delaware limited liability company (“Company”), and further certifies as follows:

PIM:

1.           The following is an extract from Article IV, Section 2.5 of the Amended and Restated By-Laws of PIM effective as of December 9, 2004 (“PIM By-Laws”):

“The Vice Presidents shall perform duties commonly incident to a vice president of a New Jersey corporation and shall also perform and have such other powers, as the Board shall designate from time to time. Any Vice President may, in the discretion of the Board, be designated as “executive”, “senior”, “assistant” or by any succeeding ordinal number or by departmental or functional classification.”

2.           The following is an extract from Article IV, Section 2.2 of the PIM By-Laws:

“The Secretary shall attend all meetings of the shareholders and the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these By-laws of all meetings requiring notice. The Secretary shall be custodian of the records and seal of the Corporation, and cause such seal to be affixed to, or a facsimile to be reproduced on, all certificates representing stock of the Corporation prior to the issuance thereof on behalf of the Corporation as has been duly authorized. The Secretary shall see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed. The Secretary shall have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law to have access thereto. The Secretary shall perform other duties commonly incident to a secretary of a New Jersey corporation and shall also perform such other duties and have such other powers as the Board shall designate from time to time.”

Exhibit J, Page 1

3.           The following is an extract from Article IV, Section 2.6 of said Bylaws:

“Assistant Secretaries, Assistant Controllers and Assistant Treasurers shall have power to perform, on behalf of the Corporation, such duties as may be required to be performed by the Secretary, Treasurer and Controller, respectively, and shall perform such other duties as may be provided in these By-laws or as shall be determined by the Board.”

4.           ______________ is one of the Vice Presidents of PIM and Joan Hayden is one of the Assistant Secretaries, and the above-referenced officers were and are Vice President and Assistant Secretary, respectively, having the authority to perform the above-mentioned duties on the __ day of _______________, 2010, and that, furthermore, _______________ had and has the authority to execute such documents as are permitted by the above-referenced Article IV, Section 2.5, without attestation by an Assistant Secretary on such date.

PRISA PIM:

5.           The following is an extract from Section 1.13 of the Operating Agreement of PRISA PIM dated September 18, 2007:

“The business and affairs of the Company shall be managed by the Member. The Member shall have the power in its sole discretion to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member is an authorized agent of the Company for the purpose of the Company’s business, and the actions of the Member taken in the name of the Company and in accordance with such powers set forth in this Agreement shall bind the Company.”

Fund GP:

6.           The following is an extract from Section 1.13 of the Amended and Restated Operating Agreement of Fund GP dated October 12, 2007:

“The business and affairs of the Company shall be managed by the Member. The Member shall have the power in its sole discretion to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member is an authorized agent of the Company for the purpose of the Company’s business, and the actions of the Member taken in the name of the Company and in accordance with such powers set forth in this Agreement shall bind the Company.”

Exhibit J, Page 2

Fund:

7.           The following is an extract from Article 3, Section 3.1 of the Amended and Restated Agreement of Limited Partnership of the Fund dated October 12, 2007:

“General. The General Partner, subject to the Act and the terms and provisions of this Agreement, shall have full power of management and control of the conduct and operation of the Partnership business. In addition to the rights and powers herein conferred, but subject to the terms and provisions of this Agreement, the General Partner shall possess and may exercise all the rights and powers of a general partner as provided in (but subject to the limitations and restrictions of) the Act, as now in effect or as hereafter from time to time amended.”

OP GP:

8.           The following is an extract from Section 1.13 of the Amended and Restated Operating Agreement of OP GP dated October 12, 2007:

“Management. The business and affairs of the Company shall be managed by the Manager, as a non-member manager, for so long as PRISA III Fund is the sole stockholder of the Member (the “PRISA REIT Sole Stockholder”); provided, however, that in the event that PRISA III Fund ceases to be the PRISA REIT Sole Stockholder, then the Manager shall be such replacement PRISA REIT Sole Stockholder as appointed from time to time. In the event that no replacement PRISA REIT Sole Stockholder is appointed, then the Manager shall be the Member. The Manager shall have the power in its sole discretion to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Manager is an authorized agent of the Company for the purpose of the Company’s business, and the actions of the Manager taken in the name of the Company and in accordance with such powers set forth in this Agreement shall bind the Company.”

OP LP:

9.           The following is an extract from Article 3, Section 3.1 of the Amended and Restated Agreement of Limited Partnership of OP LP dated October 12, 2007:

“General. The General Partner, subject to the Act and the terms and provisions of this Agreement, shall have full power of management and control of the conduct and operation of the Partnership business. In addition to the rights and powers herein conferred, but subject to the terms and provisions of this Agreement, the General Partner shall possess and may exercise all of the rights and powers of a general partner as provided in (but subject to the limitations and restrictions of) the Act, as now in effect or as hereafter from time to time amended. The Limited Partners acknowledge that, on a day to day basis, the rights, powers and responsibilities of the General Partner will be exercised by the Fund, in its capacity as Manager of the General Partner.”

Exhibit J, Page 3

PRISA Legacy:

10.           The following is an extract from Section 13 of the Operating Agreement of PRISA III Legacy dated May 31, 2007:

“The business and affairs of the Company shall be managed by the Member. The Member shall have the power in its sole discretion to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member is an authorized agent of the Company for the purpose of the Company’s business, and the actions of the Member taken in the name of the Company and in accordance with such powers set forth in this Agreement shall bind the company.”

Company:

11.           The following is an extract from Section 6.1(a) of the Operating Agreement of Company dated February 27, 2009:

“The Management and control of the Company, including, without limitation, the unilateral right to (i) sell, exchange or transfer the Property or any substantial interest therein, or (ii) cause the Company to incur any financing or execute or issue mortgages, deeds of trust, pledges, notes, or other evidences of indebtedness in connection with any financing, or to modify, amend, extend, or refinance any Financing, shall be vested solely in PR III as the Managing Member, subject to the provisions of Section 6.1(b), below.  Except as otherwise expressly provided in this Agreement, including Section 6.1(b) below, all decisions of the Company shall be made by the Managing Member.  The Managing Member shall at all times perform its rights, duties, obligations and responsibilities in accordance with all applicable laws and this Agreement and shall not engage in self-dealing.”

[Remainder of Page Intentionally Left Blank]

Exhibit J, Page 4

IN WITNESS WHEREOF, I have affixed by signature as of the date first written above.

By:_______________________________________
Name: Joan Hayden
                    Title:   Assistant Secretary

I, ______________, Vice President of Prudential Investment Management, Inc., do hereby certify solely in the name of and on behalf of Prudential Investment Management, Inc., and not individually, that Joan Hayden is the duly elected, qualified and acting Assistant Secretary of Prudential Investment Management, Inc. and that the signature of Joan Hayden set forth above is her genuine signature.

By:__________________________________
Name:
Title: Vice President

I, Joan Hayden, Assistant Secretary of Prudential Investment Management, Inc., do hereby certify solely in the name of and on behalf of Prudential Investment Management, Inc., and not individually, that ______________ is the duly elected, qualified and acting Vice President of Prudential Investment Management, Inc. and that the signature of ______________ set forth above is her genuine signature.

By:____________________________________
Name: Joan Hayden
  Title:   Assistant Secretary

Exhibit J, Page 5

EXHIBIT K-1

FORM OF TITLE AFFIDAVIT

Escrow No.
Title Order No.

The undersigned (“Owner’) hereby represents and warrants as follows to and for the benefit of First American Title Insurance Company (the “Title Company”):

1.           Representatives of Owner have reviewed the preliminary report/commitment with an effective date of ____________________, 2010 (the “Title Report”).

2.           To the knowledge of Owner, there are no unrecorded leases or occupancy agreements affecting the property described in Schedule A of the Title Report (the “Property”), or other parties in possession of the Property, except for leases with the tenants shown on Exhibit A attached hereto.

3.           To the knowledge of Owner, there are no unrecorded claims against the Property, nor any set of facts by reason of which Owner’s title to the Property might be disputed or questioned except for (a) the leases with the tenants shown on Exhibit A, (b) matters shown on the Title Report, (c) matters as disclosed on the survey previously delivered to the Title Company, and (d) current taxes not delinquent.  Owner has been in peaceable and undisputed possession of the Property since title was acquired.

4.           Except as set forth on Exhibit B attached hereto, to the knowledge of Owner:

    (a)           within the last six (6) months, Owner has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full, and (iii) attached any fixtures to the Property which have not been paid for in full; and

    (b)           there are no outstanding or disputed claims for any work or item referred to in subparagraph (a).

5.           To the knowledge of Owner, there has been no violation of any covenants, conditions or restrictions of record affecting the Property and there are no disputes with any adjoining property owners as to the location of property lines, or the encroachment of any improvements.

Exhibit K-1, Page 1

All references herein to the “knowledge” of Owner or words of similar import shall refer only to the actual (and not constructive) knowledge of Collete English Dixon and Jameel Nabulsi, and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of Owner, its members, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains.  There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.

This affidavit is made for the purpose of aiding the Title Company in determining the insurability of title to the Property, and to induce the Title Company to issue its policy of title insurance.  This affidavit may be relied upon by the Title Company but may not be relied upon by any other person or entity.

[Remainder of page intentionally blank]

Exhibit K-1, Page 2

IN WITNESS WHEREOF, Owner has executed this affidavit as of _______________ 2010.

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	__________________________________
Name:
Title:	Vice President

Exhibit K-1, Page 3

EXHIBIT K-2

FORM OF GAP INDEMNITY

Escrow No.
Title Order No.

WHEREAS, FIRST AMERICAN TITLE INSURANCE COMPANY (the “Title Company”) has been asked to issue its owner’s policy(ies) of title insurance in the aggregate amount of $_______________ in favor of [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”) covering premises being acquired from TERRACES CP, LLC, a Delaware limited liability company (“Seller”) as more particularly described in Exhibit A attached hereto (the “Real Property”);

NOW, THEREFORE, in consideration of the issuance of said title insurance policy, the undersigned represents, warrants and covenants that it will not voluntarily cause any lien to be recorded against the Property from _______________ [INSERT DATE OF CLOSING] and the earlier of: (1) the date and time that the Title Company records the deed and (2) the end of the next business day (as such term is defined in that certain Purchase and Sale Agreement entered into by the Buyer and Seller dated as of _______________, 2010 (INSERT PSA DATE] immediately following the closing, _______________,  [INSERT DAY FOLLOWING CLOSING].

The Title Company shall have the right at any time hereafter, when it shall deem it necessary or expedient, in its reasonable discretion and upon prior written notice to the undersigned to pay, discharge, satisfy or remove from the title said real estate matters or any of them and the undersigned covenant and agree to pay the Title Company all amounts reasonably expended on demand.

In case such matters are removed from the title to said real estate (other than by the Title Company) to the reasonable satisfaction of the Title Company, then the above obligation shall be void and of no further force or effect.

This undertaking shall also run in favor of any agent of the Title Company, if one is named.

THE UNDERSIGNED EXECUTES THIS AGREEMENT BECAUSE OF THE BENEFITS DIRECTLY AND INDIRECTLY ACCRUING TO IT BY REASON OF THE ISSUANCE OF SAID POLICIES.

[Signature continued on following page]

Exhibit K-2, Page 1

    IN WITNESS WHEREOF, Seller has executed this Gap Indemnity as of _______________, 2010.

TERRACES CP, LLC,
a Delaware limited liability company

By:	PRISA III Legacy, LLC,
a Delaware limited liability company, its managing member

By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund LP,
a Delaware limited partnership,
its manager

By:	PRISA III Fund GP, LLC,
a Delaware limited liability company,
its general partner

By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company,
its sole member

By:	Prudential Investment Management, Inc.,
its sole member

By:	__________________________________
Name:
Title:	Vice President

Exhibit K-2, Page 2

Exhibit A

Real property in the City of San Diego, County of San Diego, State of California, described as follows:

A CONDOMINIUM COMPRISED OF:

PARCEL ONE:

UNIT NO. 5887, AS SHOWN AND DESCRIBED ON THE TERRACES AT COPLEY POINT CONDOMINIUM PLAN, RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, STATE OF CALIFORNIA, ON OCTOBER 12, 2009 AS DOCUMENT NO. 2009-0564341 (CONDOMINIUM PLAN), WHICH IS LOCATED WITHIN PARCEL 2 OF MAP NO. 20237, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON APRIL 6, 2007, AS DOCUMENT NO. 2007-0233546, AS BEING APPROVED FOR COMMERCIAL CONDOMINIUM PURPOSES BY THAT CERTAIN CERTIFICATE OF COMPLIANCE RECORDED OCTOBER 7, 2009 AS DOCUMENT NO. 2009-0558796 OF OFFICIAL RECORDS OF SAN DIEGO COUNTY (MAP).

ALL DEFINED TERMS USED HEREIN SHALL HAVE THE SAME MEANINGS SET FORTH IN THE DECLARATION REFERENCED BELOW AND IN THE CONDOMINIUM PLAN.

PARCEL TWO:

AN UNDIVIDED FIFTY PERCENT (50%) FEE SIMPLE INTEREST AS A TENANT IN COMMON IN AND TO THE COMMON AREA, AS SHOWN ON THE CONDOMINIUM PLAN.

PARCEL THREE:

APPURTENANT EASEMENTS AS CONTAINED IN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF THE TERRACES AT COPLEY POINT RECORDED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY ON OCTOBER 12, 2009 AS DOCUMENT NO. 2009-0564342, (DECLARATION) AND FOR USE THEREOF PURSUANT TO THE TERMS OF SAID DECLARATION AND SUBJECT TO ALL TERMS AND PROVISIONS SET FORTH THEREIN.

APN:  356-400-40-00

Exhibit K-2, Page 3

EXHIBIT L

FORM OF TENANT ESTOPPEL CERTIFICATE

Terraces CP, LLC	[INSERT NAME OF BUYER]
c/o The Prudential Insurance Company of America	_____________________________________________
c/o Prudential Real Estate Investors	_____________________________________________
180 N. Stetson St., Suite 3275	_____________________________________________
Chicago, IL 60601	Attention:	_____________________________________
Attention: Collete English Dixon

Ladies and Gentlemen:

By lease dated __________________, 1999_/20__ (the “Lease”), the undersigned (“Tenant”) has leased from TERRACES CP, LLC, a Delaware limited liability company, or its predecessors in interest (“Landlord”) the premises located at 5887 Copley Drive, San Diego, California, which is more particularly described in the Lease.  Landlord, as owner of the property (the “Property”) of which the leased premises are a part, intends to sell the Property to [INSERT NAME OF BUYER], [INSERT ORGANIZATIONAL INFO FOR BUYER] (“Buyer”) who, as a condition to the purchase of the Property, has required this tenant estoppel certificate.

In consideration of Buyer’s agreement to purchase the Property and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant agrees and certifies to Landlord and to Buyer as follows:

1.          The leased premises and possession thereof are accepted by Tenant; the Lease is in full force and effect; and the lease term begins on _______________ and ends on _______________.

2.          Tenant claims no present charge, lien or claim of offset against rent.

3.          Rent is paid for the current month but is not paid and will not be paid more than one month in advance.  Basic or fixed rent is $__________ per month and is due on the __________ of each month.  A security deposit in the amount of $__________ has been paid to Landlord.

4.          To Tenant’s actual knowledge, there are no existing defaults by reason of any act or omission of the Landlord except as follows:______________________________
    __________________________________________________________________________________________________________________________.

5.          The Lease has not been modified, amended or supplemented, except in accordance with the amendments dated as follows: ___________________________________
     _________________________________________________________________________________________.

Exhibit L, Page 1

     6.           Attached is a true and correct copy of the Lease together with all amendments, modifications or renewals.

      7.           Tenant has no option, right of first refusal or other right to purchase the Property or any portion thereof, or any interest therein pursuant to the terms of the Lease or contained in any other document or agreement (written or oral) whatsoever.  The only interest of Tenant in the Property is that of a tenant pursuant to the terms of the Lease.  Tenant hereby waives any option, right of first refusal or other right to purchase the Property or any portion thereof or interest therein that is contained in the Lease or any other document or agreement, if any.

This certificate may be relied upon by Landlord, Buyer, Buyer’s lender from time to time, and their respective successors and assigns.

TENANT:

__________________________________________
[INSERT NAME OF TENANT]

By:   _______________________________________
Name:  _____________________________________
Title:  ______________________________________
Date:_____________________________ , 2010

Exhibit L, Page 2

EXHIBIT M

NOTICES OF LITIGATION, CONTRACT DEFAULTS
AND GOVERNMENTAL VIOLATIONS

None

Exhibit M, Page 1

EXHIBIT N

LIST OF TENANTS

Cricket Communications, Inc.

Exhibit N, Page 1

EXHIBIT O

BUYER’S FORM OF SNDA

RECORDING REQUESTED BY	)
AND WHEN RECORDED MAIL TO:	)
_____________________________________	)
_____________________________________	)
_____________________________________	)
_____________________________________	)
Attn.:_______________________________	)
)
Space above for Recorder’s Use

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE:  THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY AGREEMENT.

NOTICE:  THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE AS LANDLORD TO OBTAIN A LOAN, SOME OR ALL OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN ACQUISITION OR IMPROVEMENT OF THE PROPERTY.

This Subordination, Nondisturbance and Attornment Agreement (this “Agreement”) is entered into as of ____________________ (the “Effective Date”), between _________________________, whose address is _____________________ (“Lender”), and _________________________, a ____________________________________, whose address is ________________________ (“Tenant”), with reference to the following facts:

A. _____________________________, a ___________________, whose address is ______________________________________ (“Landlord”), owns the real property located at _______________________ (such real property, including all buildings, improvements, structures and fixtures located thereon, “Landlord’s Premises”), as more particularly described in Schedule “A.”

B. Lender has made a loan to Landlord in the original principal amount of $_______ (the “Loan”), all as provided in and subject to the terms and conditions set forth in the Loan Documents (as hereinafter defined).

C. To secure the Loan, Landlord has encumbered Landlord’s Premises by entering into that certain Deed of Trust, Assignment, Security Agreement and Fixture Filing, dated ________________, in favor of _______________________________, as Trustee for the benefit of Lender as Beneficiary (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Deed of Trust”) to be recorded in the Official Records of the County of San Diego, State of California (the “Official Records”).

Exhibit O, Page 1

D. Pursuant to an Office Lease dated as of December 15, 2008 (the “Lease”), Landlord’s predecessor demised to Tenant Landlord’s Premises (“Tenant’s Premises”), as more particularly described in the Lease.  Tenant’s Premises are commonly described as a six (6) story building located 5887 Copley Drive, San Diego, California.

E. A memorandum of the Lease was recorded in the Official Records on January 21, 2009 as Instrument No. 2009-0026263 of Official Records.

F. Pursuant to a Lease Guaranty dated as of December 15, 2008, Leap Wireless International, Inc., a Delaware corporation, guaranteed the obligations of Tenant under the Lease.

G. Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord’s Premises and their rights and obligations if certain events occur.

NOW, THEREFORE, for good and sufficient consideration, Tenant and Lender agree:

1.           Definitions.

The following terms shall have the following meanings for purposes of this Agreement.

1.1           Construction-Related Obligation.  A “Construction-Related Obligation” means any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any alterations, demolition, or other improvements or work at Landlord’s Premises, including Tenant’s Premises.  “Construction-Related Obligations” shall not include: (a) reconstruction or repair following fire, casualty or condemnation, whether or not required by the Lease to be undertaken by Landlord; or (b) ordinary maintenance and repairs.

1.2           Foreclosure Event.  A “Foreclosure Event” means: (a) foreclosure under the Deed of Trust, whether by judicial action or pursuant to nonjudicial proceedings; (b) any other exercise by Lender of rights and remedies (whether under the Deed of Trust or under applicable law, including bankruptcy law) as holder of the Loan and/or as beneficiary under the Deed of Trust, as a result of which any Successor Landlord becomes owner of Landlord’s Premises; or (c) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in Landlord’s Premises in lieu of any of the foregoing.

1.3           Former Landlord.  A “Former Landlord” means the original Landlord named in the Lease and any other party that has become the landlord under the Lease at any time before the occurrence of any attornment under this Agreement.

1.4           Loan Documents.  The “Loan Documents” mean the Deed of Trust and any other document now or hereafter evidencing, governing, securing or otherwise executed in connection with the Loan, including any promissory note and/or loan agreement, pertaining to the repayment or use of the Loan proceeds or to any of the real or personal property, or interests therein, securing the Loan, as such documents or any of them may have been or may be from time to time hereafter renewed, extended, supplemented, increased or modified.  This Agreement is a Loan Document.

Exhibit O, Page 2

1.5           Offset Right.  An “Offset Right” means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord’s breach or default under the Lease.

1.6           Rent.  The “Rent” means any fixed rent, base rent, additional rent or percentage rent at any time becoming due or owing by Tenant under the Lease.

1.7           Successor Landlord.  A “Successor Landlord” means any party that becomes owner of Landlord’s Premises as the result of a Foreclosure Event.

1.8           Tenant Concession.  A “Tenant Concession” means any agreement or undertaking by any Former Landlord which is provided to Tenant or any affiliate of Tenant in connection with the execution by Tenant of the Lease or the occupancy by Tenant of Tenant’s Premises and which is not expressly set forth in the Lease, including free or reduced rent, early termination rights or options, assumption of any other lease obligations of Tenant or any affiliate of Tenant relating to property other than Landlord’s Premises, payment of moving or relocation costs, construction or installation of improvements to or alterations of Tenant’s Premises or Landlord’s Premises or the premises of any affiliate of Tenant, or any other economic, financial or contractual benefit to Tenant or any affiliate of Tenant of any type or nature that is provided by Landlord as an inducement to Tenant to enter into the Lease or to commence Tenant’s occupancy of Tenant’s Premises.

1.9           Termination Right.  A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.

2.           Subordination.

The Lease shall be, and shall at all times remain, subject and subordinate to the Deed of Trust, the lien imposed by the Deed of Trust, and all advances made under the Loan Documents.  Tenant hereby intentionally and unconditionally subordinates the Lease and all of Tenant’s right, title and interest thereunder and in and to Landlord’s Premises (including Tenant’s right, title and interest in connection with any insurance proceeds or eminent domain awards or compensation relating to Landlord’s Premises and Tenant’s right to receive and retain any rentals or payments made under any sublease or concession agreement of or relating to any portion of Tenant’s Premises), to the lien of the Deed of Trust and all of Lender’s rights and remedies thereunder, and agrees that the Deed of Trust shall unconditionally be and shall at all times remain a lien on Landlord’s Premises prior and superior to the Lease.

Exhibit O, Page 3

3.           Nondisturbance, Recognition and Attornment.

3.1           No Exercise of Deed of Trust Remedies Against Tenant.  So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Lender shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Lender’s rights and remedies arising upon a default by Landlord under the Deed of Trust unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Lender of any Rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Deed of Trust or otherwise; or (c) such joinder is required in order to enforce any right of Lender to enter Landlord’s Premises for the purpose of making any inspection or assessment, or in order to protect the value of Lender’s security provided by the Deed of Trust.  In any instance in which Lender is permitted to join Tenant as a defendant as provided above, Lender agrees not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in or pursuant to such action or proceeding, unless an Event of Default by Tenant has occurred and is continuing.  The foregoing provisions of this Section 3.1 shall not be construed in any manner that would prevent Lender from (i) carrying out any nonjudicial foreclosure proceeding under the Deed of Trust, (ii) exercising Lender’s rights under the provisions of California Civil Code Section 2938 with respect to the enforcement against Tenant of any assignment of rents made by Landlord to Lender in connection with the Loan, or (iii) obtaining the appointment of a receiver for the Landlord’s Premises as and when permitted under applicable law.

3.2           Nondisturbance and Attornment.  Notwithstanding the provisions of Section 2 above, if the Lease has not been terminated on account of an Event of Default by Tenant, then, when Successor Landlord acquires title to Landlord’s Premises: (a) Successor Landlord shall not terminate or disturb Tenant’s possession of Tenant’s Premises under the Lease, except in accordance with the terms of the Lease and this Agreement; (b) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (c) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (d) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant.

3.3           Acknowledgment.  Tenant acknowledges that Lender would not make the Loan without this Agreement and the subordination of the Lease to the lien of the Deed of Trust as set forth herein, and that in reliance upon, and in consideration of, this subordination, specific monetary and other obligations are being and will be entered into by Lender which would not be made or entered into but for reliance upon this Agreement and such subordination of the Lease.  This Agreement is and shall be the sole and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreement as to such subordination, including those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a present or future deed or deeds of trust or to a present or future mortgage or mortgages.

Exhibit O, Page 4

3.4           Use of Proceeds.  Lender, in making any advances of the Loan pursuant to any of the Loan Documents, shall be under no obligation or duty to, nor has Lender represented to Tenant that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such advances, and any application or use of such proceeds for purposes other than those provided for in any Loan Document shall not defeat Tenant’s agreement to subordinate the Lease in whole or in part as set forth in this Agreement.

3.5           Turnover of Rent.  Tenant shall pay to Lender all Rent otherwise payable to Landlord under the Lease upon written demand from Lender, and Tenant shall not have the right to contest or question the validity of any such written demand from Lender or the extent to which Lender may properly exercise its rights to collect rents from Landlord’s Premises pursuant to the provisions of the Loan Documents.  The consent and approval of Landlord to this Agreement shall constitute an express authorization for Tenant to make such payments to Lender and a release and discharge of all liability of Tenant to Landlord for any such payments made to Lender in compliance with Lender’s written demand.

3.6           Additional Subordination; Bankruptcy Rights.  Tenant shall not subordinate its rights under the Lease to any other mortgage, deed of trust, or other security instrument without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole and absolute discretion.  In the event the Lease is rejected or deemed rejected in any bankruptcy proceeding with respect to Landlord, Tenant shall not exercise its option to treat the Lease as terminated under 11 U.S.C. § 365(h), as amended, or any successor or similar statute.

3.7           Further Documentation.  The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents.  Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them.

4.           Protection of Successor Landlord.

Notwithstanding anything to the contrary in the Lease or the Deed of Trust, Successor Landlord shall not be liable for or bound by any of the following matters:

4.1           Claims Against Former Landlord.  Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of attornment.  The foregoing shall not limit either (a) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of attornment, or (b) Successor Landlord’s obligation to correct any conditions that existed as of the date of attornment and that violate Successor Landlord’s obligations as landlord under the Lease.  Notwithstanding the foregoing clause (b), Tenant shall not be entitled to exercise any Offset Right against Successor Landlord with respect to any Known Preexisting Conditions (as hereinafter defined) or to enforce Successor Landlord’s obligations to correct such conditions, unless (i) Tenant shall have given Lender written notice of such conditions and an opportunity to inspect all of Tenant’s Premises prior to the applicable Foreclosure Event or (ii) such conditions relate to the repair of Tenant’s Premises or any defaults that must be cured in order to allow Tenant to use the premises for its business in accordance with the Lease.  As used herein, “Known Preexisting Conditions” means any conditions that existed on or affected Tenant’s Premises and were actually known to Tenant prior to the date of attornment, which conditions were required to be corrected by Former Landlord prior to the date of attornment pursuant to the Lease.

Exhibit O, Page 5

4.2           Prepayments.  Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of attornment, other than, and only to the extent of, prepayments expressly required under the Lease.

4.3           Payments; Security Deposit.  Any obligation (a) to pay Tenant any sum(s) that any Former Landlord owed to Tenant, or (b) with respect to any security deposited with Former Landlord, except to the extent that such security was actually delivered to Lender by Former Landlord and Lender has the legal right to use or apply such security for the purposes provided in the Lease.

4.4           Modification, Amendment, or Waiver.  Any modification or amendment of the Lease, or any waiver of any terms of the Lease, made without Lender’s written consent.

4.5           Surrender, Etc.  Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

4.6           Construction-Related Obligations.  Any Construction-Related Obligation of Former Landlord.

5.           Exculpation of Successor Landlord.

Notwithstanding anything to the contrary in this Agreement or the Lease, upon any attornment pursuant to this Agreement, (a) the Lease shall be deemed to have been automatically amended to provide that Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in Landlord’s Premises from time to time, including insurance and condemnation proceeds, Successor Landlord’s interest in the Lease, and the proceeds from any sale or other disposition of Landlord’s Premises by Successor Landlord (provided that Tenant shall have no interest in or right to participate in (i) any payments made under any promissory note received by Successor Landlord in connection with any such sale or other disposition, or (ii) any collateral held by Successor Landlord to secure such payments) (collectively, “Successor Landlord’s Interest”), and Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement, and (b) the obligations under the Lease of Lender or any affiliate of Lender which becomes a Successor Landlord shall terminate upon the transfer by such Successor Landlord of its interest in Landlord’s Premises, and thereupon Tenant shall look solely to the transferee for the performance of all obligations of the landlord under the Lease which accrue or otherwise become performable following the date of such transfer.  If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors

Exhibit O, Page 6

and assigns) to collect such judgment.  Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord.  Nothing herein shall be construed to grant Tenant any right to seek any recovery from any Former Landlord or Successor Landlord to the extent that such recovery is not permitted under or is restricted by the provisions of the Lease.

6.           Lender’s Right to Cure.

6.1           Notice to Lender.  Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.

6.2           Lender’s Cure Period.  After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord.  Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender agrees or undertakes otherwise in writing.

6.3           Extended Cure Period.  In addition, as to any breach or default by Landlord the cure of which requires possession and control of Landlord’s Premises, provided only that Lender undertakes to Tenant by written notice to Tenant within thirty (30) days after receipt of the Default Notice to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this Section 6.3, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either (a) obtain possession and control of Landlord’s Premises and thereafter cure the breach or default with reasonable diligence and continuity or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.           Confirmation of Facts.

Tenant represents to Lender and to any Successor Landlord, in each case as of the Effective Date:

7.1           Effectiveness of Lease.  The Lease is in full force and effect, has not been modified, and constitutes the entire agreement between Landlord and Tenant relating to Tenant’s Premises.  Without limiting the foregoing, there are no oral or written agreements between Landlord and Tenant that would create any additional obligations of Landlord with respect to the Lease or Tenant’s Premises, or that would reduce or limit any obligations of Tenant under the Lease.  Tenant has no interest in Landlord’s Premises, including any right or option to purchase any portion of Landlord’s Premises or any portion of Landlord’s interest therein, except as is expressly set forth in the Lease.  No unfulfilled conditions exist to Tenant’s obligations under the Lease.

7.2           Rent.  Tenant has not paid any Rent that is first due and payable under the Lease after the Effective Date.

Exhibit O, Page 7

7.3           No Landlord Default.  To the best of Tenant’s knowledge, no breach or default by Landlord exists and no event has occurred that, with the giving of notice, the passage of time or both, would constitute such a breach or default.

7.4           No Tenant Default.  Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease.

7.5           No Termination.  Tenant has neither commenced any action nor sent or received any notice to terminate the Lease.  Tenant has no presently exercisable Termination Right(s) or Offset Right(s).

7.6           Commencement Date.  The “Commencement Date” of the Lease was _________.

7.7           Acceptance.  Except as set forth below in this Section 7.7: (a) Tenant has accepted possession of Tenant’s Premises; and (b) Landlord has performed all Construction-Related Obligations related to Tenant’s initial occupancy of Tenant’s Premises, and Tenant has accepted such performance by Landlord.

Exception(s) to the foregoing are noted below (if none, so specify): _________________

____________________________________________________________________________________________________________________________________________________________

7.8           No Transfer.  Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein, other than sublease(s) made in compliance with the Lease.

7.9           Due Authorization.  Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

7.10           Tenant Concessions.  Except as expressly set forth in the Lease, Tenant has made no agreements with Landlord, and Landlord has made no commitments to Tenant, for the provision of any Tenant Concessions to or for the benefit of Tenant or any affiliate of Tenant.

7.11           Advice of Counsel.  Tenant has been afforded a full and complete opportunity to seek and obtain the advice and assistance of legal counsel in connection with Tenant’s entry into this Agreement, and Tenant has exercised such opportunity to the extent determined by Tenant to be necessary or appropriate for the protection of Tenant’s rights and interests.

8.           Miscellaneous.

8.1           Notices.  All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered.  Each party’s address is as set forth in the opening paragraph of this Agreement, subject to change by notice under this Section 8.1.  Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

Exhibit O, Page 8

8.2           Successors and Assigns.  This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns.  If Lender assigns the Deed of Trust, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

8.3           Entire Agreement.  This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Deed of Trust and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

8.4           Interaction with Lease and with Deed of Trust; Severability.  If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement.  This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the beneficiary of, the Deed of Trust.  Lender confirms that Lender has consented to Landlord’s entering into the Lease.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Agreement and the remaining provisions shall continue in full force and effect as if such provision had not been included.

8.5           Lender’s Rights and Obligations.  Except as expressly provided for in this Agreement, Lender shall have no obligations to Tenant with respect to the Lease.  If an attornment occurs pursuant to this Agreement, then all rights and obligations of Lender under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement.

8.6           Interpretation; Governing Law.  The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of California, excluding its principles of conflict of laws.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

8.7           Amendments.  This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by written instrument executed by the party to be charged.

8.8           Execution.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.9           Costs and Attorneys’ Fees.  In the event of any claim or dispute arising out of or in connection with the interpretation or enforcement of this Agreement, the party that substantially prevails shall be awarded, in addition to all other relief, all attorneys’ fees and other costs and expenses incurred in connection with such claim or dispute; including those fees, costs, and expenses incurred before or after suit, and in any arbitration, and any appeal, any proceedings under any present or future bankruptcy act or state receivership, and any post-judgment proceedings.

Exhibit O, Page 9

8.10           Lender’s Representation.  Lender represents that Lender has full authority to enter into this Agreement, and Lender’s entry into this Agreement has been duly authorized by all necessary actions.

Exhibit O, Page 10

IN WITNESS WHEREOF, this Agreement has been duly executed by Lender and Tenant as of the Effective Date.

LENDER:

__________________________________________________

By:_______________________________________________
Name:_____________________________________________
Title:______________________________________________

TENANT:

CRICKET COMMUNICATIONS, INC., a Delaware corporation

By:_______________________________________________
Name:_____________________________________________
Title:______________________________________________

Exhibit O, Page 11

LANDLORD’S CONSENT

Landlord is not a party to the foregoing Agreement, but Landlord consents and agrees to all of the provisions of the Agreement, including without limitation the provisions of Section 3.5 thereof, and Landlord shall not take or assert as against Lender or Tenant any position that would be inconsistent with the provisions of the Agreement or that would cause the Tenant to be in breach of the Agreement.  The Agreement was entered into at Landlord’s request.  The Agreement shall not alter, waive or diminish any of Landlord’s obligations under the Deed of Trust or the Lease.  The Agreement discharges any obligations of Lender under the Deed of Trust and related Loan Documents to enter into a nondisturbance agreement with Tenant.

Dated: _______________________	LANDLORD:

______________________________________________

By:___________________________________________
Name:_________________________________________
Title:__________________________________________

Exhibit O, Page 12

GUARANTOR’S CONSENT

The undersigned, in its capacity as a guarantor of Tenant’s obligations under the Lease (a “Guarantor”), consents to Tenant’s execution, delivery and performance of the foregoing Agreement.  From and after any attornment pursuant to the foregoing Agreement, that certain Lease Guaranty dated December 15, 2008 (the “Guaranty”) executed by Guarantor in favor of Terraces At Copley Point - Pre-Development, LLC, a Delaware limited liability company shall automatically benefit and be enforceable by Successor Landlord with respect to Tenant’s obligations under the Lease as affected by the foregoing Agreement, and Guarantor hereby expressly reaffirms each and every of its obligations under the Guaranty in favor of Successor Landlord and any transferee of Successor Landlord’s interest in Landlord’s Premises.  Successor Landlord’s rights under the Guaranty shall not be subject to any defense, offset, claim, counterclaim, reduction or abatement of any kind resulting from any act, omission or waiver by any Former Landlord for which Successor Landlord would, pursuant to the foregoing Agreement, not be liable or answerable after an attornment.  The foregoing does not limit or affect any waivers or other provisions contained in the Guaranty.  Guarantor confirms that the Guaranty is in full force and effect and Guarantor presently has no offset, defense (other than any arising from actual payment or performance by Tenant, which payment or performance would bind a Successor Landlord under the foregoing Agreement), claim, counterclaim, reduction, deduction or abatement against Guarantor’s obligations under the Guaranty.

Dated: _______________________	GUARANTOR:

LEAP WIRELESS INTERNATIONAL, INC., a Delaware corporation

By:___________________________________________
Name:_________________________________________
Title:__________________________________________

Exhibit O, Page 13

Schedule “A”

Description of Landlord’s Premises

ALL THAT CERTAIN REAL PROPERTY lying, being and situated in the City of San Diego, County of San Diego, State of California, more particularly described as follows:

Exhibit O, Page 14

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF _____________

On _____________________, before me, _______________________, a notary public, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                     _______________________________________________
                                     Notary Public
                                     My Commission Expires:____________________________
                                [Notarial Seal]

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF ______________

On _____________________, before me, _______________________, a notary public, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                     _______________________________________________
                                     Notary Public
                                     My Commission Expires:____________________________
                                             [Notarial Seal]

Exhibit O, Page 15

ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF ______________

On _____________________, before me, _______________________, a notary public, personally appeared _____________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

                                     _______________________________________________
                                     Notary Public
                                     My Commission Expires:____________________________
                                   [Notarial Seal]

Exhibit O, Page 16

EXHIBIT P

PROPERTY DOCUMENTS LIST

1.
Leases and Contracts.  Seller shall provide to Buyer copies of all existing leases, lease abstracts, rent rolls, rental agreements, amendments, side agreements and letters of understanding related to the Property.  Also included should be any financial information related to tenants, together with any information about purchase options, rights of first refusal, or lease extensions or termination options and other rights of tenants.  Seller shall provide to Buyer copies of sales reports for all tenants of the Property, if any, for the prior three (3) years as well as year to date sales reports.  Further, Seller shall provide any service, management or leasing contracts.

2.
Title, Survey, Use and Zoning Matters.  Seller shall provide Buyer copies of preliminary title reports, all underlying documents, ALTA surveys, a current ADA compliance survey prepared by a licensed architect, easements and other encumbrances, CC&R’s, assessment district information, and any governmental correspondence or other documentation and notices related to use, zoning, building code or any other regulatory matters.

3.
Improvements.  To the extent in Seller’s possession, Seller shall provide to Buyer construction plans and specifications; site plans, and all associated drawings, modifications, and add-ons for the Property, copies of permits and soils reports, hazardous materials permits, fire sprinkler ratings, electrical ratings, and a seismic compliance report with an aggregate probable maximum loss (PML) estimate prepared by a licensed structural engineer.

4.	Hazardous Materials and Environmental Matters. To the extent in Seller’s possession, Seller shall provide Buyer with all Phase I and Phase II environmental inspection reports for the Property.

5.
Historical Income, Expense and Capital Expenditure Data.  Seller shall make available to Buyer historical operating information related to the Property, specifically including three years of records of 2009 and YTD 2010, confirming collected income, operating expenses, capital expenditures, commissions and fees, together with related correspondence, notices, existing audits, tax filings, contracts and associated books and records.

6.
Collateral Materials.  Seller shall provide to Buyer copies of property tax bills, service contracts, aerial photos, records of and correspondence to or from the Terraces at Copley Point Association and the Telecom Center Property Owner’s Association, and any other material in possession of the Seller that may be helpful to Buyer in its evaluation of the Property.

Exhibit P, Page 1

EXHIBIT Q

8-K Requirements

For the period of time beginning on the Commencement Date and continuing through the second (2nd) annual anniversary of the Closing, Seller shall allow Pacific Office Property Trust, Inc. (or its successor in interest) and its auditors access to the books and records of the Seller relating to the operation of the Property for the period prior to the Closing during which Seller owned the Property as shall be reasonably necessary or appropriate in order for Pacific Office Properties Trust, Inc. (or its successor in interest) and its auditors to prepare financial statements in compliance with any or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, (b) any other rule issued by the Securities and Exchange Commission and applicable to Pacific Office Properties Trust, Inc. (or its successor in interest), and (c) any registration statement, report or disclosure statement filed with the Securities and Exchange Commission by or on behalf of Pacific Office Properties Trust, Inc. (or its successor in interest).  Seller acknowledges and agrees that the following is a representative description of the information and documentation that Pacific Office Properties Trust, Inc. and/or its accountants may require in connection with this Section 10.2:

1.	Rent rolls for the calendar month during which the Closing occurs and the 11 immediately preceding calendar months;

2.	Seller’s internally prepared operating statements relating to the Property;

3.	Most currently available real estate tax bills;

4.	Access to Seller’ cash receipt journal(s) and bank statements for the Property;

5.	Seller’s general ledger with respect to the Property;

6.	Seller’s schedule of expense reimbursements required under the leases with respect to the Property as in effect on the Closing;

7.	A schedule of those items of repairs and maintenance performed by, or at the direction of, Seller during Seller’s final fiscal year of ownership and operation of the Property;

8.	A schedule of those capital improvements and fixed asset additions made by, or at the direction of, Seller during Seller’s final fiscal year of ownership of the Property;

9.	Access to Seller’s invoices with respect to expenditures made during Seller’s final fiscal year of ownership of the Property;

10.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions relative to the Property; and

Exhibit Q, Page 1

11.
A representation letter in such form and as is reasonably required by Pacific Office Properties Trust, Inc. (or its successor in interest), signed by the individual(s) responsible for Seller’s financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required to assist the auditors of Pacific Office Properties Trust, Inc. (or its successor in interest) in rendering an opinion on such financial statements.

Exhibit Q, Page 2

EXHIBIT R

Form of Audit Letter

_______________________________________
_______________________________________
_______________________________________
Attention:

Ladies and Gentlemen:

We are providing this letter (a) in connection with your audit of the statement of revenue and certain expenses for the commercial property commonly known as _____________________ (the “Property”) for the year ended December 31, 201___ (“Financial Statement”) and (b) for the purpose of your expression of an opinion (“Opinion”) as to whether the Financial Statement presents fairly, in all material respects, the revenue and certain expenses of the Property in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which Opinion shall be issued for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.  We understand that (i) you have excluded from the Financial Statement certain expenses that would not be comparable to those resulting from the proposed future operations of the Property and (ii) the Financial Statement is not intended to be a complete presentation of the revenue and expenses of the Property.  We confirm that we are responsible to provide to you correct information concerning the revenue and certain expenses generated from and incurred in connection with, the ownership and operation of the Property by the undersigned prior to _____________, 20____1 (the “Closing Date”) in conformity with GAAP.

Certain representations in this letter are described as being limited to matters that are material.  Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to our knowledge and belief, as of the date of this letter, the following representations made to you during your audit:

(1)
We have made available to you all financial records and related data, including lease agreements, and amendments thereto which support the amounts reported in the Financial Statement and that relate to our period of ownership of the Property.

(2)
With respect to the period of time during which the undersigned owned the Property:  (x) there are no material transactions that have not been properly recorded in the accounting records of the undersigned that underlie the Financial Statement; and (y) the revenue and certain expenses included in the Financial Statement are for the Property operations, and do not relate to operations that have occurred for other properties owned or managed by us.

____________________
1 The date on which ________ consummates its acquisition of the Property

Exhibit R, Page 1

(3)
We have no knowledge of any fraud or suspected fraud (during our ownership of the Property) involving management or employees who have significant roles in internal control, whether or not perceived to have a material effect on the financial statements.  There are no allegations of fraud or suspected fraud affecting the Property (during our ownership of the Property) received by us in communications from employees, former employees, regulators, or others.

(4)	Related party transactions with which we were involved during our ownership of the Property and where applicable, have been properly recorded or disclosed in the Financial Statement.

(5)
We are not aware of any information relating to our ownership of the Property and indicating that an illegal act, or violations or possible violations of any regulations, including the failure to file reports required by regulatory bodies (e.g., SEC, DOC, IRS, EPA, OCC, FDIC, DOL) when the effects of failing to file could be material to the financial statements of the Property.

(6)
We are not aware of any unasserted claims or assessments (with respect to our ownership of the Property) that are probable of assertion and must be disclosed in accordance with FASB Statement No. 5, Accounting for Contingencies.

(7)
During our ownership of the Property, we complied with all aspects of contractual agreements to which we were a party that would have a material effect on the Financial Statement in the event of noncompliance.

To our knowledge and belief, no events have occurred subsequent to December 31, 20____2, and through the date this letter is signed that would require adjustment to or disclosure in the Financial Statements.

Very truly yours,

______________________________       _______________________________
Name and Title                                                                   Date

______________________________       _______________________________
Name and Title                                                                   Date

________________________
2 Note that this date will be December 31st of the calendar year immediately preceding the calendar year in which the Closing Date occurs.

Exhibit R, Page 2